UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE l4A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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ATLAS AIR WORLDWIDE HOLDINGS, INC.
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ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue
Purchase, New York 10577-2543

April 19, 2010

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2010 Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc. The Annual Meeting will be held at 11:00 a.m., local time, on Tuesday, May 25, 2010, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036.

The business to be conducted at the meeting is outlined in the attached Notice of Annual Meeting and Proxy Statement. The annual report for the year ended December 31, 2009 is also enclosed.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed, returned and not revoked). Accordingly, we request that you promptly sign, date and mail the enclosed proxy in the accompanying prepaid envelope provided for your convenience. You may revoke your proxy at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Sincerely,

EUGENE I. DAVIS
Chairman of the Board of Directors

Notice of 2010 Annual Meeting of Stockholders To be held on May 25, 2010
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS MAY 25, 2010
GENERAL INFORMATION
ABOUT THE ANNUAL MEETING
STOCK OWNERSHIP
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS
PROPOSAL 2
RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE ATLAS AIR WORLDWIDE HOLDINGS, INC. 2007 INCENTIVE PLAN (AS AMENDED)
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2011 ANNUAL MEETING
ADDITIONAL COPIES OF ANNUAL REPORT
ADDITIONAL INFORMATION
OTHER MATTERS

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 WESTCHESTER AVENUE
PURCHASE, NEW YORK 10577-2543

Notice of 2010 Annual Meeting of Stockholders
To be held on May 25, 2010

We will hold the 2010 Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc., a Delaware corporation, on Tuesday, May 25, 2010, at 11:00 a.m., local time, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036, for the following purposes:

1.	To elect a board of directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2010;

3.	To approve an amendment to our 2007 Incentive Plan (as amended) to increase the number of shares that are available for issuance of awards under such plan; and

4.	To transact such other business, if any, as may properly come before the meeting and any adjournments thereof.

The foregoing matters are described in more detail in the Proxy Statement that is attached to this notice.

Only stockholders of record at the close of business on March 29, 2010, which date has been fixed as the record date for notice of the Annual Meeting, are entitled to receive this notice and to vote at the meeting and any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY. IF YOU HAVE RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.

By Order of the Board of Directors

WILLIAM J. FLYNN
President and Chief Executive Officer

April 19, 2010

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue
Purchase, New York 10577-2543

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Atlas Air Worldwide Holdings, Inc., a Delaware corporation (“AAWW”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 25, 2010, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036 at 11:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. It is expected that this Proxy Statement and the accompanying proxy will first be mailed or delivered to stockholders beginning on or about April 19, 2010. Proxies may be solicited in person, by telephone or by mail, and the costs of such solicitation will be borne by AAWW.

AAWW was incorporated in Delaware in 2000. Our principal executive offices are located at 2000 Westchester Avenue, Purchase, New York 10577, and our telephone number is (914) 701-8000. AAWW is the parent company of Atlas Air, Inc. (“Atlas”) and Titan Aviation Leasing Ltd. and Titan Aviation Leasing Limited — Americas, Inc. (collectively referred to as “Titan”), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (“Polar”). Through Atlas and Polar, AAWW operates the world’s largest fleet of Boeing 747 freighter aircraft. Except as otherwise noted, AAWW, Atlas, Polar and Titan (along with AAWW’s other subsidiaries) are collectively referred to herein as the “Company,” “AAWW,” “we,” “us,” or “our.”

ABOUT THE ANNUAL MEETING

At our Annual Meeting, the holders of shares of our Common Stock, par value $0.01 per share (the “Common Stock”), will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, in addition to transacting such other business, if any, as may properly come before the meeting or any adjournments thereof. The shares represented by your proxy will be voted as indicated on your proxy, if properly executed. If your proxy is properly signed and returned, but no directions are given on the proxy, the shares represented by your proxy will be voted:

•	FOR the election of the director nominees named herein, to serve until the 2011 Annual Meeting or until their successors are elected and qualified (Proposal No. 1).

•	FOR ratifying the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010 (Proposal No. 2).

•	FOR approving an amendment to AAWW’s 2007 Incentive Plan (as amended) (the “Incentive Plan” or the “2007 Plan”) to increase the number of shares that are available for issuance of awards under that plan (Proposal No. 3).

In addition, if any other matters are properly submitted to a vote of stockholders at the Annual Meeting, the accompanying form of proxy gives the proxy holders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, it is expected that your shares will be voted on those matters as recommended by our Board of Directors, or if no recommendation is given, in the proxy holders’ discretion.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2010
This Proxy Statement and the AAWW 2009 Annual Report are available for downloading, viewing and printing at http://www.ezodproxy.com/AtlasAir/2010.

Record Date and Voting Securities

All of our stockholders of record at the close of business on March 29, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 25,824,595 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting. A description of certain restrictions on voting by stockholders who are not “U.S. citizens,” as defined by applicable laws and regulations, can be found in “Additional Information — Limited Voting by Foreign Owners” at the end of this Proxy Statement.

Shares Registered in the Name of a Bank, Broker or Nominee

Brokerage firms and banks holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. Your broker, bank or nominee has enclosed herewith or separately provided a voting instruction form for you to use in directing the broker, bank or nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares.

Quorum, Vote Required

A majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the number of shares of Common Stock present in person and by proxy at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Proposal 1: Election of Directors.  Members of the Board (each, a “Director” and collectively, the “Directors”) are elected by a plurality of the votes cast at the Annual Meeting. This means that the director nominees with the most votes will be elected.

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010.  The affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy and entitled to vote on this proposal, is required to ratify the selection of PricewaterhouseCoopers LLP.

Proposal 3: Approval of an amendment to AAWW’s 2007 Incentive Plan (as amended).  The affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy and entitled to vote on this proposal, is required to approve the amendment to the Incentive Plan that would increase the number of shares available for issuance of awards thereunder.

Shares of Common Stock that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. An abstention will have the effect of a negative vote with regard to the proposal ratifying the selection of our independent auditors and amending the Incentive Plan. However, as each nominee to the Board of Directors must receive a plurality of the votes cast at the Annual Meeting in order to be elected as a director, withholding a vote for a nominee, which is tantamount to an abstention, will have no effect on the election of director nominees.

If you hold your shares in “street name” through a broker, bank or other nominee and you do not vote your shares at the Annual Meeting or provide your proxy, the broker or nominee has the authority to vote your unvoted shares on certain “routine” matters, which include the ratification of the selection of our independent registered public accounting firm. In a change from prior years, the proposal to elect Directors is a non-routine matter for which a broker, bank or nominee will not have discretionary voting power and for which specific instructions from beneficial owners are required. Also, the proposal to approve the amendment to the Incentive Plan to increase the number of shares available for issuance of awards thereunder is a non-routine matter for which specific instructions from beneficial owners are required.

If you hold your shares directly in your own name, they will not be voted if you do not vote them at the Annual Meeting or provide a proxy.

Revocability of Proxies

If you hold your shares registered in your name, you may revoke your proxy at any time before its use by delivering to the Secretary of AAWW a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

If your shares are held in street name and you wish to revoke your proxy and vote at the Annual Meeting, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or nominee. We cannot guarantee you that you will be able to revoke your proxy or attend and vote at the Annual Meeting.

Proxy Solicitation

This proxy solicitation is being made by our Board, and the cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and other employees, without additional compensation, in person or by telephone, e-mail or facsimile. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies and will pay Morrow & Co. a fee estimated not to exceed $6,000, plus out-of-pocket expenses.

Proxy Tabulation

Proxies and ballots will be received and tabulated by an independent entity that is not affiliated with us. The inspectors of election will also be independent of us. Comments on written proxy cards will be provided to the Secretary of AAWW without disclosing the vote unless the vote is necessary to understand the comment.

STOCK OWNERSHIP

The following table sets forth, as of March 31, 2010, information regarding beneficial ownership of our Common Stock by:

•	Each stockholder who is known by us to own beneficially 5% or greater of the Common Stock;

•	Each Director;

•	Each of our Named Executive Officers; and

•	All of our Executive Officers and members of our Board as a group.

Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that stockholder. The number of shares of Common Stock beneficially owned is determined under rules issued by the Securities and Exchange Commission (the “SEC”). This information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 31, 2010, through the exercise of any stock option or other right. The number of shares of our Common Stock issued and outstanding as of March 31, 2010 was 25,826,058.

Beneficial Ownership Table

	Number of Shares	Percentage of
	Beneficially	Outstanding Shares
Name and Address of Beneficial Owner	Owned(a)	Beneficially Owned

5% Stockholders
BlackRock, Inc. (b)	2,775,996	10.7%
40 East 52nd Street New York, NY 10022
Lord, Abbett & Co. LLC (c)	1,623,542	6.3%
90 Hudson Street Jersey City, NJ 07302
Directors:
Robert F. Agnew	19,239	*
Timothy J. Bernlohr	16,028	*
Eugene I. Davis	51,560	*
James S. Gilmore III	20,728	*
Carol B. Hallett	16.728	*
Frederick McCorkle	27,239	*
Director and Named Executive Officer:
William J. Flynn	179,900	*
Other Named Executive Officers:
John W. Dietrich	97,628	*
Jason Grant	32,253	*
Michael T. Steen	27,971	*
Adam R. Kokas	35,120	*
All directors and executive officers as a group (12 persons, including the persons listed above)	526,932	2.0%

*	Represents less than 1% of the outstanding shares of Common Stock.

(a)	For members of the Board of Directors, includes restricted stock units scheduled to vest on the day prior to the Annual Meeting. For executive officers, includes shares subject to options exercisable as of March 31, 2010 or that will become exercisable within 60 days thereafter as follows:

William J. Flynn	73,300
John W. Dietrich	50,200
Jason Grant	14,919
Michael T. Steen	7,650
Adam R. Kokas	15,185

(b)	This information is based on a Schedule 13G dated January 7, 2010 and filed with the SEC on January 8, 2010. We have not made any independent determination as to the beneficial ownership of this stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or their shares in this table.

(c)	This information is based on a Schedule 13G dated February 12, 2010 and filed with the SEC on the same day. We have not made any independent determination as to the beneficial ownership of this stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or their shares in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires certain of our executive officers, as well as our Directors and persons who own more than ten percent (10%) of a registered class of AAWW’s equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms received by us or written representations from reporting persons, we believe that during the last fiscal year all executive officers and Directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year, and we have no reason to believe that our 10% stockholders have not complied with their filing requirements under Section 16(a).

Certain Relationships and Related Person Transactions

Our Code of Ethics Applicable to our Chief Executive Officer, Senior Financial Officers and Members of the Board of Directors (the “Code of Ethics”), which is available on our website at www.atlasair.com, provides that such executive officers and Directors should follow the guidelines outlined in our Code of Conduct & Employee Handbook and communicate any potential or actual conflicts of interest (however immaterial) to the Chairman of the Audit Committee of the Board of Directors, so that an objective, third-party review can be made of the matter. Pursuant to our Audit Committee Charter, which is also available on our website at www.atlasair.com, the Audit Committee reviews reports and disclosures of insider and affiliated party transactions and/or conflicts of interest or potential conflicts of interest involving corporate officers and members of the Board of Directors. The Audit Committee, where appropriate, will also review and approve any involvement of corporate officers and members of the Board of Directors in matters that might constitute a conflict of interest or that may otherwise be required to be disclosed as a related party transaction under SEC regulations. Our Nominating and Governance Committee separately determines Director Independence as summarized in “Director Independence” below.

PROPOSAL 1

ELECTION OF DIRECTORS

Our By-laws provide for no fewer than one and no more than eleven directors, with the exact number to be fixed by our Board of Directors. Our Board currently consists of seven Directors. The current term of all of our Directors expires at the Annual Meeting.

Our Directors have been recommended for nomination by our Nominating and Governance Committee and nominated by our Board for election at the Annual Meeting. In making its recommendations for nomination, the Nominating and Governance Committee evaluated the size and composition of the Board, performed its biennial review of the Directors’ continuation on the Board and reviewed each member’s skills, characteristics and independence.

Each nominee has consented to be named as a nominee for election as a Director and has agreed to serve if elected. Except as otherwise described below, if any of the nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes designated by our Board of Directors, unless the Board chooses to reduce further the number of Directors. Management is not aware of any circumstances that would render any nominee unavailable. At the Annual Meeting, Directors will be elected to hold office until the 2011 Annual Meeting or until their successors are elected and qualified, as provided in our By-laws. The Board believes that each of the nominees listed brings strong skills and experience to the Board, giving the Board as a group the appropriate skills to exercise its responsibilities.

The following list sets forth the names of our incumbent Directors up for election. Additional biographical information concerning these individuals is provided as of March 31, 2010 in the text following the list.

Eugene I. Davis
Robert F. Agnew
Timothy J. Bernlohr
William J. Flynn
James S. Gilmore III
Carol B. Hallett
Frederick McCorkle

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Nominees for Director

Eugene I. Davis, age 55, has been the Chairman of our Board of Directors and a member of our Audit Committee and our Compensation Committee since July 2004 and of our Nominating and Governance Committee since its establishment in March 2006. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. Mr. Davis is also a member of the Board of Directors of American Commercial Lines, Inc. (until May 17, 2010, when he is scheduled to retire from this board), Knology, Inc., DEX One Corp., Ambassadors International Inc., Rural/Metro Corp, Spectrum Brands, Inc. and TerreStar Corporation. Within the last five years, Mr. Davis has served as a Director of Delta Airlines, Inc., Haights Cross Communications, Inc., SeraCare Life Sciences Inc., Solutia, Inc., Atari, Inc., Exide Technologies, IPCS, Inc., Knology Broadband, Inc., Oglebay Norton Company, Tipperary Corporation, McLeod Communications, Footstar, Inc., PRG Schultz International, Inc., Silicon Graphics, Inc., Foamex, Inc., Ion Broadcasting, Viskase Companies, Inc. and Media General, Inc. As a result of these and other professional experiences, coupled with his strong leadership qualities, Mr. Davis possesses particular knowledge and experience in the areas of strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices of other corporations.

Robert F. Agnew, age 59, has been a member of our Board since July 2004, Chairman of our Audit Committee since June 2006 and a member of our Nominating and Governance Committee since its establishment in March 2006. Mr. Agnew is President and Chief Executive Officer of Morten Beyer & Agnew, an international aviation consulting firm experienced in the financial modeling and technical due diligence of airlines and aircraft funding. Mr. Agnew has over 30 years experience in aviation and marketing consulting and has been a leading provider of aircraft valuations to banks, airlines and other financial institutions worldwide. Previously, he served as Senior Vice President of Marketing and Sales at World Airways. Mr. Agnew began his commercial aviation career at Northwest Airlines, where he concentrated on government and contract sales, schedule planning and corporate operations research. Earlier, he served in the U.S. Air Force as an officer and instructor navigator with the Strategic Air Command. Mr. Agnew is a graduate of Roanoke College and holds a master’s degree in business administration from the University of North Dakota. Mr. Agnew is also a member of the Board of Directors of TechPubs LLC and Stanley-Martin Communications, LLC (both privately-held businesses). In addition, he serves on the board of The National Defense Transportation Association and chairs the Military Airlift Committee for the Commander of the U.S. Air Force Air Mobility Command. As a result of these and other professional experiences, Mr. Agnew possesses particular knowledge and experience in the areas of civil and governmental aviation.

Timothy J. Bernlohr, age 51, has been a member of our Board since June 2006 and a member of our Audit Committee and Nominating and Governance Committee since that time. Mr. Bernlohr is the founder and managing member of TJB Management Consulting, LLC, which specializes in providing project specific consulting services to businesses in transformation, including restructurings, interim executive management and strategic planning services. Mr. Bernlohr founded the consultancy in 2005. Mr. Bernlohr is the former President and Chief Executive Officer of RBX Industries, Inc., which is a nationally recognized leader in the design, manufacture, and marketing of rubber and plastic materials to the automotive, construction, and industrial markets. Prior to joining RBX in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products divisions of Armstrong World Industries, where he served in a variety of management positions. Mr. Bernlohr is also chairman of the Manischewitz Company and a director of Hayes Lemmerz Inc., Hilite International, Nybron Flooring International, Trident Resources Corporation and Bally Total Fitness Corporation (all privately-held businesses). He also serves as a director of Ambassadors International Inc. and Aventine Renewable Resources (both publicly-held businesses). Within the last five years, Mr. Bernlohr was a director of BHM Technologies, Zemex Minerals, Cadence Innovation , PetroRig, WCI Steel, Inc. and General Chemical Industrial Products (except for WCI Steel, Inc., all privately-held businesses). Mr. Bernlohr is a graduate of The Pennsylvania State University. As a result of these and other professional experiences, Mr. Bernlohr possesses particular knowledge and experience in operations, finance, accounting, strategic planning and corporate governance.

William J. Flynn, age 56, has been our President and Chief Executive Officer since June 2006 and has been a member of the Board of Directors since May 2006. Mr. Flynn has a 30 year career in international supply chain management and freight transportation. Prior to joining us, Mr. Flynn served as President and Chief Executive Officer of GeoLogistics Corporation since 2002 where he led a successful turnaround of the company’s profitability and the sale of the company to PWC Logistics Corporation of Kuwait in September 2005. Prior to his tenure at GeoLogistics, Mr. Flynn served as Senior Vice President at CSX Transportation, one of largest Class 1 railroads operating in the U.S., from 2000 to 2002 where he was responsible for the traditional railcar traffic unit. Mr. Flynn spent over 20 years with Sea-Land Service, Inc., a global provider of container shipping services. He served in roles of increasing responsibility in the U.S., Latin America and Asia. He ultimately served as head of the company’s operations in Asia. Mr. Flynn is also a director of Republic Services, Inc. and Horizon Lines, Inc. He holds a Bachelors degree in Latin American studies from the University of Rhode Island and a Masters degree in the same field from the University of Arizona. As a result of these and other professional experiences, Mr. Flynn possesses particular knowledge and experience in international operations, accounting, finance and capital structure. Mr. Flynn represents management on the Board as the sole management, non-independent Director.

James S. Gilmore III, age 60, has been a member of our Board since 2004, a member of our Nominating and Governance Committee since its establishment in March 2006, and the Chairman of such Committee since June 2006. Mr. Gilmore, an attorney who is currently working as a business consultant through the recently formed Gilmore Global Group, L.L.C., was the 68th Governor of the Commonwealth of Virginia, serving in that office from 1998 to 2002. He was a partner in the law firm of Kelley Drye & Warren LLP from 2002 to 2008, where he served as the Chair of the firm’s Homeland Security Practice Group and where his practice also focused on corporate, technology, information technology and international matters. He was recently named President and Chief Executive Officer of the Free Congress Foundation, an entity that offers bi-partisan conservative solutions to various domestic and national security challenges. In 2003, President George W. Bush appointed Mr. Gilmore to the Air Force Academy Board of Visitors, and he was elected Chairman of the Air Force Board in the fall of 2003. Mr. Gilmore served as the Chairman of the Republican National Committee from 2001 to 2002. He also served as Chairman of the Congressional Advisory Panel to Assess Domestic Response Capabilities for Terrorism involving Weapons of Mass Destruction, a national panel established by Congress to assess federal, state and local government capabilities to respond to the consequences of a terrorist attack. Also known as the “Gilmore Commission,” this panel was influential in developing the Office of Homeland Security. Mr. Gilmore is a graduate of the University of Virginia and the University of Virginia School of Law. He is also a director of CACI International Inc. and Cyprus Communications, Inc., as well as Everquest Financial Ltd. (a privately-held business). Within the last five years, Mr. Gilmore served as a Director of Barr Laboratories, Inc., IDT Corporation and Windmill International (a privately-held business). During this timeframe, he was also a member of the advisory board of Unisys Corporation and the federal advisory board of Hewlett-Packard Company. As a result of these and other professional experiences, Mr. Gilmore possesses particular knowledge and experience in legal/regulatory and governmental affairs.

Carol B. Hallett, age 72, has been a member of our Board since June 2006 and a member of our Compensation Committee since that time. She has been of counsel at the U.S. Chamber of Commerce since

2003. From 1995 to 2003, Ms. Hallett was President and Chief Executive Officer of the Air Transport Association of America (ATA), Washington, D.C., the nation’s oldest and largest airline trade association. Prior to joining the ATA in 1995, Ms. Hallett served as senior government relations advisor with Collier, Shannon, Rill & Scott from 1993 to 1995. Ms. Hallett has served as a member of the board of directors of Rolls Royce-North America (a unit of Rolls Royce Group plc) since 2003, Wackenhut Services Inc. (a privately-held business) since 2006 and the National Security Advisory Committee for CSC since 2008. From 2003 to 2004, Ms. Hallett was chair of Homeland Security at Carmen Group, Inc. where she helped to develop the homeland security practice for the firm. Within the last five years, she was a director of Litton Industries, Fleming Industries, Inc. and Mutual of Omaha Insurance Company. As a result of these and other professional experiences, Ms. Hallett possesses particular knowledge and experience in national and international trade, transportation and security issues.

Frederick McCorkle, age 65, has been a member of our Board and Compensation Committee since July 2004 and a member of our Nominating and Governance Committee since its establishment in March 2006. General McCorkle has served as Chairman of the Compensation Committee since June 2006. General McCorkle retired from the U.S. Marine Corps in October 2001 after serving since 1967. He last served as Deputy Commandant for Aviation, Headquarters, Marine Corps, Washington, D.C. General McCorkle is a graduate of East Tennessee State University and holds a master’s degree in Administration from Pepperdine University. He is currently a Senior Advisor and a member of the board of directors of GKN Aerospace North America, Inc. (a unit of GKN plc.). He is also a member of the board of directors of Lord Corporation and Jura Corporation (both of which are privately-held businesses) and of Rolls-Royce North America (a unit of Rolls Royce Group plc). In addition to his board memberships, General McCorkle serves as a Senior Strategic Advisor for Timken Corporation, The Boeing Company and AgustaWestland. As a result of these and other professional experiences, General McCorkle possesses particular knowledge and experience in military affairs and in civil and governmental aviation.

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Our Board held four in person meetings in 2009. It also held 12 telephonic meetings in 2009, including telephonic meetings held principally to discuss monthly financial results. Pursuant to Board policy, Directors are expected to attend all Board and committee meetings, as well as our annual meeting of stockholders. Each Director attended at least 75% of the meetings of the Board and committees of the Board on which such Director serves. All of the Directors who were serving at the time of our 2009 annual meeting of stockholders attended the 2009 annual meeting.

Executive Sessions

The outside members of the Board, as well as our Board committees, meet in executive session (with no management directors or management present) on a regular basis, and upon the request of one or more outside Directors, at least two times a year. The sessions are generally scheduled and chaired by Eugene I. Davis, the Chairman of the Board, and executive sessions of our committees were chaired, respectively, by Robert F. Agnew, Chairman of the Audit Committee, Frederick McCorkle, Chairman of the Compensation Committee, or James S. Gilmore III, Chairman of the Nominating and Governance Committee, as applicable. The executive sessions include whatever topics the outside Directors deem appropriate.

Compensation of Outside Directors

Cash Compensation.  As of the date of this Proxy Statement, each of our outside Directors is paid $50,000 in cash compensation annually, which is payable quarterly in advance, and also receives the following additional cash compensation as applicable:

Standing Committee Membership

•	Each member of the Audit Committee, $15,000 annually;

•	Each member of the Compensation Committee, $5,000 annually; and

•	Each member of the Nominating and Governance Committee, $5,000 annually.

Chairman Position

•	Chairman of the Board, $100,000 annually; and

•	Chairman of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, $25,000 annually.

Meeting Fees

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended in person by a member, a fee to such member of $1,500 or $3,000 if such member is its Chairman;

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended via teleconference or videoconference, a fee to each such member of $500 or $1,000 if such member is its Chairman; and

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended in person by a member, all customary out-of-pocket expenses of such member are reimbursed.

Polar Board Compensation

Eugene I. Davis, our Chairman, has served as Chairman of Polar since June 28, 2007. In light of his increased responsibility resulting from the assumption of this position, beginning June 28, 2007, Mr. Davis receives an annual cash retainer of $50,000 (payable quarterly) and meeting fees in respect of meetings of the Polar Board of Directors, consistent with the meeting fees paid to the Company’s Directors for Company Board and Committee meetings as described above. Mr. Davis received meeting fees totalling $10,000 for chairing one telephonic and three in person meetings of the Polar Board of Directors during 2009. Except for Mr. Davis, no other person is compensated by the Company for serving as a Director of Polar.

Equity Compensation

Restricted Stock Units.  Each of our Directors (other than Mr. Flynn) receives an annual grant of restricted stock units for a number of shares having a value (calculated based on the closing price of our Common Stock on the date of grant) of $100,000 ($175,000 in the case of Mr. Davis). The units vest and are automatically converted into common shares on the earlier of (i) the date immediately preceding the Company’s next succeeding annual meeting of stockholders or (ii) the one-year anniversary of the date of grant.

2009 Total Compensation of Directors

The following table shows (i) the cash amount paid to each non-employee Director for his or her service as a non-employee director in 2009, and (ii) the grant date fair value of restricted stock units awarded to each non-employee Director in 2009, calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification 718, Compensation — Stock Compensation (“ASC 718”).

Name	Fees Paid in Cash	Stock Awards	Total
(1)	($)(2)	($)(3)	($)
Eugene I. Davis	286,500	175,000	461,500
Robert F. Agnew	129,000	100,000	229,000
Timothy J. Bernlohr	96,000	100,000	196,000
James S. Gilmore III	103,000	100,000	203,000
Carol B. Hallett	76,500	100,000	176,500
Frederick McCorkle	120,000	100,000	220,000

(1)	This table does not include compensation paid to Mr. Flynn, the Company’s President and Chief Executive Officer. Mr. Flynn’s compensation is described in the sections covering executive compensation. He is not paid additional compensation for his service as a Director.

(2)	Includes amounts earned or paid to Mr. Davis in connection with his serving as Chairman of Polar.

(3)	The value of stock equals the grant date fair value of $23.28 per share.

Board Members’ Outstanding Equity Awards at Fiscal Year-End 2009

The table below shows outstanding equity awards for our outside Directors as of December 31, 2009. Market values reflect the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2009, which was $37.25 per share.

		Number of Shares or		Market Value of Shares or
		Units of Stock That Have		Units of Stock That Have
		Not Vested		Not Vested
Name	Grant Date	(#)		($)
Eugene I. Davis	5/22/2009	7,517	(1)	280,008
	5/23/2007	1,286	(2)	47,904
Robert F. Agnew	5/22/2009	4,296	(1)	160,026
	5/23/2007	857	(2)	31,923
Timothy J. Bernlohr	5/22/2009	4,296	(1)	160,026
	5/23/2007	857	(2)	31,923
	6/27/2006	4,000	(4)	149,000
James S. Gilmore III	5/22/2009	4,296	(1)	160,026
	5/23/2007	857	(2)	31,923
Carol B. Hallett	5/22/2009	4,296	(1)	160,026
	5/23/2007	857	(2)	31,923
	6/27/2006	4,000	(4)	149,000
Frederick McCorkle	5/22/2009	4,296	(1)	160,026
	5/23/2007	857	(2)	31,923

(1)	The units granted on May 22, 2009 vest on the earlier of the 2010 annual meeting or May 22, 2010. The grant date fair value was $23.28 per share.

(2)	The units granted on May 23, 2007 have vested but are not paid out until the third anniversary of the grant date. The grant date fair value was $58.34 per share.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to our Chairman, c/o Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577. All communications received by Board members from third parties that relate to matters within the scope of the Board’s responsibilities will be forwarded to the Chairman of the Board. All communications received by Board members from third parties that relate to matters within the responsibility of one of the Board committees will be forwarded to the Chairman of the Board and the Chairman of the appropriate committee. All communications received by Board members from third parties that relate to ordinary business matters that are not within the scope of the Board’s responsibilities are forwarded to AAWW’s General Counsel.

Board Effectiveness

To ensure that our Board of Directors and its Committees are performing effectively and in the best interest of the Company and its stockholders, the Board performs an annual assessment of itself, its Committees and each of its members. The assessment is done under the oversight of the Nominating and Governance Committee.

A copy of our Corporate Governance Principles can be found on the “Corporate Governance” page of the “Corporate Background” portion of our website at www.atlasair.com. Our Corporate Governance Principles are described in greater detail below.

Board Leadership Structure

Pursuant to our Corporate Governance Principles and our By-Laws, the Board of Directors determines the best leadership structure for the Company. The Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interest of the Company and its stockholders for the Board to make a determination regarding this matter each time it elects a new Chief Executive Officer. The Company has maintained separate roles for the Chairman of the Board and the Chief Executive Officer since 2001.

Board Oversight of Risk Management Process

The Board of Directors is responsible for oversight of the Company’s risk assessment and management process. The Board delegated to the Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, and that Committee reports to the Board on its review. The Board also delegated risk management oversight to our Audit Committee, which reports the results of its review process to the Board. The Audit Committee’s process includes:

•	a review, at least annually, of our internal audit process, including the organizational structure and staff qualification, as well as the scope and methodology of the internal audit process; and

•	a review, at least annually, of our enterprise risk management plan to ensure that appropriate measures and processes are in place, including discussion of the major risk exposures identified by the Company, the key strategic plan assumptions considered during the assessment and steps implemented to monitor and mitigate such exposures on an ongoing basis.

The Audit and Compensation Committees report to the Board, as appropriate, including when a matter rises to the level of a material or enterprise level risk. In addition to the reports from the Audit and

Compensation Committees, the Board periodically discusses risk oversight, included as part of its annual detailed corporate strategy review.

The Company’s management is responsible for day-to-day risk management. Our Internal Audit and Treasury Departments serve as the primary monitoring and testing function for Company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational and compliance and reporting levels.

We believe that the division of risk management responsibilities as described above is an effective approach for addressing risks facing the Company.

Board Committees

Our Board maintains three standing committees, an Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a charter that details the committee’s responsibilities. The charters for all the standing committees of the Board of Directors are available in the Corporate Background section of our website located at www.atlasair.com and by clicking on the “Corporate Governance” link. The charters are also available in print and free of charge to any stockholder who sends a written request to the Secretary at Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577.

Nominating and Governance Committee

General

The Nominating and Governance Committee consists of Mr. Gilmore (Chairman) and Messrs. Agnew, Bernlohr, Davis and McCorkle, each of whom is an independent director within the meaning of the applicable rules of the NASDAQ Stock Market, Inc. (“NASDAQ”). The principal functions of the Nominating and Governance Committee are to:

•	identify and approve individuals qualified to serve as members of our Board;

•	select director nominees for the next annual meeting of stockholders;

•	review at least annually the independence of our Board members;

•	oversee our Corporate Governance Principles; and

•	perform or oversee an annual review of the Chief Executive Officer, the Board and its committees.

The Nominating and Governance Committee held three in person meetings and two telephonic meetings in 2009.

Director Qualifications

Our Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on our needs from time to time. Pursuant to the Skills and Characteristics for Directors criteria as set forth in Exhibit A of the Nominating and Governance Committee charter, the Board as a whole should possess core competencies in accounting, finance and disclosure, business judgment, management, crisis response, industry knowledge, international markets, leadership and strategy and vision. New and incumbent Directors are individually evaluated from a skills and characteristics perspective on several different factors, including having the following traits: high personal standards; the ability to make informed business judgments; literacy in financial and business matters; the ability to be an effective team member; a commitment to active involvement and an ability to give priority to the Company; no affiliations with competitors; achievement of high levels of accountability and success in his or her given fields; no geographical travel restrictions; an ability and willingness to learn the Company’s business; preferably experience in the Company’s business or in professional fields or in other industries or as a manager of international business so as to have the ability to bring new insight, experience or contacts and resources to the Company; preferably a willingness to make a personal substantive investment in the Company; preferably no direct affiliations with major suppliers, customers or contractors; and preferably previous public company board experience with good references. The Nominating and Governance Committee will also consider, in addition to whether such individuals have the aforementioned skills and characteristics, whether such individuals are independent, as defined in applicable rules and regulations of the SEC and NASDAQ. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Company does not have a formal policy regarding the diversity of its Directors. The Nominating and Governance Committee uses the criteria specified above when considering candidates for a Board seat and then searches for candidates that best meet those criteria without limitations imposed on the basis of race, gender or national origin. The Board will also take into account the nature of and time involved in a Director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to AAWW’s stockholders. Service on boards of other organizations must be consistent with our conflict of interest policies applicable to Directors and other legal requirements. The Nominating and Governance Committee identifies new Director candidates from a variety of sources, including recommendations submitted by stockholders.

Evaluation of Stockholder Nominees

Our Nominating and Governance Committee will consider stockholder recommendations for candidates to serve on the Board, provided that such recommendations are made in accordance with the procedures required under our By-laws and as described in this Proxy Statement under “Advance Notice Procedures” below. The Nominating and Governance Committee also has adopted a policy on security holder recommendations of Director nominees (the “Stockholder Nominating Policy”), which is subject to a periodic review by the Nominating and Governance Committee. Among other things, the Stockholder Nominating Policy provides that a stockholder recommendation notice must include the stockholder’s name, address and the number of shares beneficially owned, as well as the period of time such shares have been held, and should be submitted to: Attention: Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577. A copy of our current Policy on Security Holder Recommendation of Director Nominees is available in the Corporate Background section of our website at www.atlasair.com.  In evaluating stockholder nominees, the Board and the Nominating and Governance Committee seek to achieve a balance of knowledge, experience and capability. As a result, the Nominating and Governance Committee evaluates stockholder nominees using the same membership criteria set forth above under “Director Qualifications.”

Corporate Governance Principles

We have adopted Corporate Governance Principles, believing that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. The business and affairs of AAWW are managed under the direction of our Board, which has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management. An informed, independent and involved Board is essential for ensuring our integrity, transparency and long-term strength, and maximizing stockholder value. The Corporate Governance Principles address such topics as codes of conduct, Director nominations and qualifications, Board committees, Director compensation, conflicts and waivers of compliance, powers and responsibilities of the Board, Board independence, serving on other boards and committees, meetings, Director access to officers and other employees, stockholder communications with the Board, annual Board evaluations, financial statements and disclosure matters, delegation of power and oversight and independent advisors. A copy of our Corporate Governance Principles is available in the Corporate Background section of our website at www.atlasair.com.

Code of Ethics Applicable to the Chief Executive Officer, Senior Financial Officers and Members of the Board of Directors

We have a long standing commitment to conduct our business in accordance with the highest ethical principles. We have adopted a Code of Ethics applicable to the Chief Exectuive Officer, Senior Financial Officers and Members of the Board of Directors that is monitored by our Audit Committee and that includes certain provisions regarding disclosure of violations and waivers of, and amendments to, the Code of Ethics by covered parties. Any person who wishes to obtain a copy of our Code of Ethics may do so by writing to Atlas Air Worldwide Holdings, Inc., Attn: Secretary, 2000 Westchester Avenue, Purchase, NY 10577. A copy of the Code of Ethics is available in the Corporate Background section of our website at www.atlasair.com under the heading “Code of Conduct”.

Code of Conduct and Employee Handbook

We also have adopted a Code of Conduct and Employee Handbook that sets forth the policies and business practices that apply to all of our employees and Directors. The Code of Conduct and Employee Handbook addresses such topics as compliance with laws, moral and ethical conduct, equal employment opportunity, promoting a work environment free from harassment or discrimination and the protection of intellectual property and proprietary information, among other things.

Director Independence

Our Nominating and Governance Committee Charter includes categorical standards to assist the Committee in making its determination of Director independence within the meaning of the rules of the SEC and the Marketplace Rules of NASDAQ. The Nominating and Governance Committee will not consider a Director to be independent if, among other things, he or she was employed by us at any time in the last three years; has an immediate family member who is, or in the past three years was, employed by us as an executive officer; has accepted or has an immediate family member who has accepted any compensation from us in excess of $120,000 during a period of 12 consecutive months within the three years preceding the determination of independence (other than compensation for Board service, compensation to a family member who is a non-executive employee or benefits under a tax-qualified retirement plan or non-discretionary compensation); is, was or has a family member who is or was a partner, controlling stockholder or executive officer of any organization to which we made or from which we received payments for property or services in the current year or any of the past three fiscal years in an amount that exceeds the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for the year; is or has a family member who is employed as an executive officer of another entity where at any time during the last three years any of the Company’s executive officers serve or served on the entity’s compensation committee; or is or has a family member who is a current partner of the Company’s independent registered public accounting firm or was or has a family member who was a partner or employee of the Company’s independent registered public accounting firm who worked on the Company’s audit at any time during the last three years.

Pursuant to the Nominating and Governance Committee Charter and as further required by NASDAQ rules, the Nominating and Governance Committee made a subjective determination as to each outside Director that no relationship exists which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a Director. As part of such determination, the Nominating and Governance Committee examined, among other things, whether there were any transactions or relationships between AAWW and an organization of which a Director or director nominee has been a partner, stockholder or officer within the last fiscal year. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that a Director is independent.

In accordance with its annual review and the policies and procedures outlined above, the Nominating and Governance Committee affirmatively determined that the following Directors nominated for election at the Annual Meeting are independent directors: Messrs. Agnew, Bernlohr, Davis, Gilmore and McCorkle and Ms. Hallett. The Nominating and Governance Committee also determined that Mr. Flynn is not independent pursuant to the NASDAQ rules and the Nominating and Governance Committee Charter because he is our President and Chief Executive Officer.

Audit Committee Report

The Audit Committee of the Board of Directors consists of three outside Directors, Messrs. Agnew (Chairman), Bernlohr, and Davis, each of whom is an independent Director within the meaning of the applicable rules and regulations of the SEC and NASDAQ (see also “Director Independence” above). The Board has determined that Mr. Davis is an “audit committee financial expert” as defined under applicable SEC rules. The Audit Committee’s primary function, as set forth in its written charter, is to assist the Board in overseeing the:

•	integrity of the financial statements of the Company;

•	independent registered public accounting firm’s qualifications and independence;

•	performance of the Company’s internal audit function and independent registered public accounting firm; and

•	Company’s compliance with legal and regulatory requirements.

The Audit Committee is also responsible for appointing and approving in advance audit and permitted non-audit services in accordance with the Committee’s pre-approval policy, which is described below, and monitoring the Company’s Code of Ethics (see also “Code of Ethics” above) and related party transactions. The Audit Committee held four in person meetings and four telephonic meetings in 2009.

The Audit Committee has reviewed and discussed AAWW’s audited consolidated financial statements for the fiscal year ended December 31, 2009 with management and with AAWW’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by U.S Auditing Standard (“AU”) Section 380 The Auditor’s Communication With Those Charged With Governance issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence and satisfied itself as to the independence of the independent registered public accounting firm.

Based upon its reviews and discussions as described above, the Audit Committee recommended, and the Board of Directors approved, that AAWW’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Fees to Independent Registered Public Accounting Firm

Services provided to us by PwC for each of the last two fiscal years are described below (dollars in thousands).

	2009	2008

Audit Fees	$1,583	$2,000
Audit-Related Fees	115	75
Tax Fees	912	856

Total	$2,610	$2,931

Audit Fees represent professional services, including out-of-pocket expenses, rendered for the integrated audit of our consolidated financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q. Additionally in 2009, Audit Fees included $176,650 for assistance with professional services related to internal control for a new system implementation pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and reviews in connection with the Company’s SEC filings.

Audit-Related Fees in 2009 represent consultation on the accounting and disclosure treatment of transactions and in 2008 represent assistance in complying with the U.S. government’s cost accounting standards reporting requirements.

Tax Fees in 2009 and 2008 consist of tax services, including tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm in accordance with the Committee’s pre-approval policy. These services may include audit services, audit-related services, tax services and other services. Necessary approvals required between Audit Committee meetings must be pre-approved by the Audit Committee Chairperson, or such other Audit Committee member who has been delegated this authority by the Audit Committee Chairperson. For any such approvals between meetings, a description is provided to the Audit Committee for discussion at its next regularly scheduled meeting. The Audit Committee has met with management and the independent registered public accounting firm to review and approve the proposed overall plan and scope of the audit for the current year.

THE AUDIT COMMITTEE

Robert F. Agnew, Chairman
Timothy J. Bernlohr
Eugene I. Davis

Compensation Committee

Committee Responsibility.  The Compensation Committee of the Board of Directors was established by the Board to assist it in discharging and performing its duties with respect to senior management compensation, equity compensation and succession planning, among other things. In addition, the Compensation Committee is the administrator of our equity award plans. The Compensation Committee consists of three outside Directors, Mr. McCorkle (Chairman), Mr. Davis and Ms. Hallett, each of whom is an independent director within the meaning of applicable NASDAQ rules.

Process and Procedures

The Compensation Committee is responsible for reviewing, evaluating and establishing compensation plans, programs and policies for, and reviewing and approving the total compensation of, our executive officers at the level of senior vice president and above, including our President and Chief Executive Officer. The Compensation Committee also monitors the search for, and approves the proposed compensation for, any executive officers at the level of senior vice president and above, and periodically reviews and makes recommendations to the full Board regarding the compensation of Directors. In addition, the Compensation Committee retains and oversees the outside compensation consultant that provides advice regarding compensation decisions.

The Compensation Committee is required by its charter to meet at least four times annually. During 2009, the Compensation Committee held four in person meetings and five telephonic meetings. The Compensation Committee meets regularly in separate executive sessions with the President and Chief Executive Officer, the General Counsel, who is also the Chief Human Resources Officer, outside counsel, and the outside compensation consultant to discuss any matters that the Compensation Committee or any of these groups believes warrant the Compensation Committee’s attention. The Chairman may also request that members of management, legal counsel, or other advisors attend the meetings of the Committee, but any individual whose performance or compensation is to be discussed at a Compensation Committee meeting does not attend such meeting (or the applicable portion of such meeting) unless specifically invited by the Compensation Committee, and the President and Chief Executive Officer is not present during voting or deliberations as to his or her compensation.

Role of Executive Officers in Compensation Process.  Except for discussions related to their own levels of compensation, Mr. Flynn and Mr. Kokas participate in portions of the Committee’s meetings to make recommendations to the Committee for salary adjustments to our executive officers at the level of senior vice president and above, and for establishment, and ultimate payment, of annual awards to those officers and long-

term incentive awards to management, as well as other compensation matters related to senior management. The Committee’s final determinations relating to salary and annual and long-term incentive awards, including payments, are made in executive session without any interested members of management present.

Annually, either prior to or during the first quarter of each year, the Committee establishes that year’s objectives for our financial, operational and personal goals and objectives for our senior executives upon which payment of that year’s annual incentive award for the executives is based, and the annual incentive range for each such executive. Those criteria are recommended by our President and Chief Executive Officer and Chief Human Resources Officer, working together with the Company’s compensation consultant (at the request of the Committee), and are reviewed and ultimately established by the Committee. Our President and Chief Executive Officer and Chief Human Resources Officer also make recommendations to the Committee regarding our annual and long-term incentive plans, after review by the Company’s compensation consultant.

Role of Compensation Consultants in the Compensation Process.  Towers Watson (formerly Watson Wyatt) has served as the outside compensation consultant to the Committee since July 2007. The compensation consultant advises the Committee regarding compensation for our executive officers and reviews and advises on the Company’s annual incentive plan for senior executives and long-term incentive compensation plans. The Committee’s compensation consultant periodically reviews the salaries and annual and long-term incentive awards levels we pay to our executive officers so that it may advise the Committee whether compensation paid to our executives is competitive with companies and industries with which we compete for executive talent. At the direction of the Committee, the compensation consultant also works with management to develop a framework and performance measures for both the Company’s annual and long-term incentive plans. A representative from the Committee’s compensation consultant also generally participates in Compensation Committee meetings related to executive compensation.

Towers Watson was engaged exclusively by the Committee during fiscal 2009 and neither Towers Watson nor any affiliate provided any other services on behalf of the Company. In order to ensure Towers Watson’s continued independence and to avoid any actual or apparent conflict of interest, neither Towers Watson nor any affiliate is expected to be engaged to perform any services beyond those provided to the Committee. The Committee has the sole authority to retain or replace Towers Watson as the Committee’s compensation consultant.

Risk Assessment of Compensation Policies.  The Compensation Committee has concluded that the Company’s compensation program is balanced and does not motivate imprudent or excessive risk taking. The Company does not use highly leveraged short term incentives that encourage short term, high risk strategies at the expense of long term performance and value. The Compensation Committee and the full board are heavily involved in setting target performance metrics consistent with the Company’s business strategy and retains discretion to negatively adjust annual incentive awards. The Company’s compensation programs reward consistent, long term performance by heavily weighting long-term performance and equity compensation so that it rewards sustainable stock, financial, and operating performance, especially when combined with the Company’s executive share ownership requirements. The Company has also established long term incentive award metrics that test the Company’s results against peer companies to ensure that award achievement levels are justified by comparative performance over the long term.

Director Compensation

The process of setting Director compensation generally follows the processes and procedures that the Compensation Committee employs in setting the compensation for our executive officers.

Compensation Discussion and Analysis

2009 Summary

•	Compensation awarded to our Named Executive Officers (NEOs) is comprised of base salary, annual short term incentives, and long-term incentives, with over 75% of total compensation each year being “at-risk.”

•	2009 reflected our ongoing commitment to a pay-for-performance philosophy, where a substantial portion of executive compensation is linked to both individual and Company performance.

•	Despite facing continued economic challenges, our overall 2009 financial performance rebounded significantly from 2008.

•	The challenging annual short-term cash and long-term cash and equity incentive goals, which were established at a time of economic uncertainty, were met or exceeded with year-end award determinations resulting in above target award levels for 2009, in contrast to significantly reduced award levels for all NEOs in 2008.

•	Improvement in our 2009 financial performance resulted in higher total compensation for our NEOs in comparison to 2008, a year when core business objectives were not achieved due to the worldwide economic recession, demonstrating that our program design responds to our business results.

•	Equity-based awards will continue to play an important role in this challenging economic environment because they reward NEOs for the achievement of long-term business objectives, help promote retention and provide incentives for the creation of stockholder value.

Overview and Objectives

We have a philosophy of performance-based compensation, aligning a greater proportion of senior executive officers’ compensation with the Company’s performance as responsibilities and position increase. The fundamental objectives of our senior executive compensation policies are to:

•	link compensation to enhancement of stockholder value;

•	provide a performance-oriented environment that motivates senior executive officers to achieve collectively a high level of earnings;

•	reward strong individual performance by linking incentive-based compensation to the performance of each senior executive officer’s annual individual performance objectives; and

•	enhance our ability to attract and retain top quality management.

Total Compensation

Total compensation is delivered through a combination of three primary elements:

•	base salary;

•	performance-based annual incentive cash compensation; and

•	long-term service (time) vesting and performance-based equity-based compensation.

In addition to benefits provided to the broader employee population, certain of our senior executives receive certain enhanced change of control benefits and limited perquisites.

Since 2007, the Committee has granted long-term equity incentive awards on an annual basis. These consisted of a blend of non-qualified stock options and performance shares for 2007 and time-based restricted stock units and performance share units for 2008. In considering the 2009 long-term incentive awards, the Compensation Committee considered that the price of the Company’s Common Stock had declined materially during 2008 and into 2009 as part of the broader general equity market decline during the same period. While the Compensation Committee decided to maintain the same level of long-term incentive award opportunities in connection with 2009 grants as provided in 2008, the Committee considered the fact that such award opportunities would require a materially larger number of award shares. As a result, the Compensation Committee determined that for 2009 the performance portion of long-term incentive awards (performance share units in 2008) should be made as cash awards rather than stock-based awards. These cash-based, long-term incentive awards are intended to reward Company performance in the same manner as performance share units. Assuming that the stockholders approve the amendment to increase the number of shares available for issuance under the Plan from 1,728,331 to 2,228,331, the Committee currently expects to continue to make long-term awards in the form of equity grants in the future. For additional information concerning awards made in respect of 2009 see “Determination of 2009 Compensation — Long-Term Equity Incentive Compensation” below.

In making compensation decisions with respect to each of the primary compensation components, our Compensation Committee periodically takes measure of the competitive market for senior executives by looking at compensation levels provided by comparable companies and industries.

To reward strong performance with strong compensation possibilities, the Committee’s philosophy is to set long-term incentive awards at the 75th percentile of comparable companies. For 2009, the 75th percentile was determined by reference to competitive long-term incentive data from the Watson Wyatt Data Services Report on Long-Term Incentives, Policies and Practices, with such data adjusted to reflect the Company’s revenue size.

Base Salary

Base salary is designed to compensate senior executives for their responsibility, experience, sustained performance and contribution to our success. The amount of any senior executive salary increase is determined by the Compensation Committee based on a number of factors, including but not limited to: the nature and responsibilities of the position; the expertise of the individual; market competitiveness for the senior executive’s position; and recommendations of the President and Chief Executive Officer and Chief Human Resources Officer. Salary levels for senior executives are generally reviewed annually by the President and Chief Executive Officer and the Compensation Committee as part of the performance review process, as well as on a promotion or material change in job responsibility for any senior executive.

Performance Based Incentive Compensation

Annual cash incentive compensation awards and long-term equity incentive awards (partly cash-based for 2009) are made under the Incentive Plan, which was approved by our stockholders in May 2007. The Compensation Committee believes that a significant portion of a senior executive’s compensation should be based upon the Company’s financial and operating performance. Performance-based compensation aligns senior executive compensation with our goals for corporate financial and operating performance and encourages a high level of individual performance. Annual cash incentive compensation awards to our senior executive officers are made under an annual cash incentive sub-plan that is part of the Incentive Plan (the “Annual Incentive Plan” or the “2007 Plan”). Annual cash incentive awards under the 2007 Plan are intended to qualify as performance based compensation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). For 2009, Mr. Flynn had a target bonus opportunity of 80% and a maximum bonus opportunity of 160% of base salary. For 2009, Mr. Dietrich had a target bonus opportunity of 60% of annual base salary, with a maximum bonus opportunity of 120%. Target bonus and maximum bonus opportunities under the 2007 Plan for 2009 for Messrs. Grant, Steen and Kokas were 50% and 100%, respectively. To achieve any annual incentive payments under the 2007 Plan, a minimum level of Company financial performance must be achieved.

Long-Term Equity Incentive Compensation

We believe that long-term incentive opportunity should be an important element of total compensation for our executive officers. Long-term incentives are intended to assist in retaining and motivating executives and to encourage a strong link between management objectives and stockholder long-term interests. We also believe that a significant portion of our senior executives’ total compensation should be equity based, providing a strong linkage between the senior executive’s compensation and the return to stockholders.

Under our Incentive Plan, the Compensation Committee may grant participants shares of common stock, restricted stock, share units, stock options, stock appreciation rights, performance units and/or performance bonuses. In granting these awards, the Compensation Committee may establish any conditions or restrictions, consistent with the Incentive Plan, it deems appropriate. The Committee elected to use a blend of service or time vested restricted stock units and performance-based cash awards for long-term incentive plan purposes for 2009. The cash-based, long-term incentive awards are intended to reward Company performance in the same manner as performance share units granted in prior years. The utilization of cash in 2009 was an effort to reduce the depletion of the share reserve under the 2007 Plan. Assuming that the stockholders approve the amendment to increase the number of shares available for issuance under the 2007 Plan from 1,728,331 to 2,228,331, the Committee currently expects to continue to make long-term awards in the form of equity grants in the future.

Time vested restricted stock units are paid in AAWW common shares over a three or four year vesting period, as applicable. Performance-based restricted shares and units, as well as performance-based cash awards, vest only if the Company achieves, over a three-year period, preset financial targets measured against a designated group of companies. The designated group consisted of the following companies: ABX Air Inc., Airtran Holdings Inc., Alexander & Baldwin Inc., American Commercial Lines, Arkansas Best Corp., Bristow Group Inc. (Offshore Logistics), GATX Corp., Hunt (JB) Transport Services Inc., JetBlue Airways Corp., Kansas City Southern, Kirby Corp., Laidlaw International Inc., Prologis, Quality Distribution Inc., SAIA Inc., Swift Transportation Co. Inc., Tidewater Inc., and US Express Enterprise Inc. — CLA. Each year, the Committee establishes the performance metrics for the following three-year award period. The rewards for achieving results under these overlapping periods can vary for each three-year period and for each participating executive.

See “Determination of 2009 Compensation — Long-Term Equity Incentive Compensation” for further information regarding equity awards made in fiscal 2009.

Other Elements of Compensation

Other than standard benefits, such as health insurance, uniform severance benefits commensurate with position, medical insurance, annual physical and 401(k) plan participation, the Compensation Committee believes that perquisites should be limited and not broad-based. For senior executives, new hires, retirees, and senior executives requested to relocate, we also provide housing relocation expenses. In 2009, the perquisites that we provided to our Named Executive Officers were limited to Company-paid life insurance, certain financial counseling services and certain travel-related expenses. Details concerning these perquisites can be found in the footnotes to the “Summary Compensation Table for Fiscal 2009” below.

Our Compensation Committee may also grant sign-on payments in connection with the commencement of employment, which generally reflect remuneration for any compensation or benefits forfeited by the commencing employee upon leaving his or her previous employment. No such sign-on payments were made in 2009.

Determination of 2009 Compensation

Base Salary

As described above, base salary is designed to compensate senior executives for their responsibility, experience, sustained performance and contribution to our success. We emphasize performance-based compensation for Executive Officers. Since none of the Named Executive Officers had received a merit increase in at least 12 months, the annual base salaries of Messrs. Flynn, Dietrich, Grant, Steen and Kokas were increased in 2009 (at rates ranging from 5% to 10%) in recognition of their exceptional performance during a period of economic stress and, in the case of Mr. Grant and Mr. Kokas, to take into account their increased job responsibilities.

Performance Based Annual Incentive Compensation

As described above, a significant portion of our senior executives’ compensation is based upon the Company’s financial and operating performance to align senior executive compensation with our goals for corporate financial and operating performance and to encourage a high level of individual performance. Based on directions from the Compensation Committee and on the business plan reviewed by the Board, management and Towers Watson recommended an annual incentive plan for 2009 based on achievement of our pre-tax profit (40% weighting), service reliability (10% weighting, 25% for Mr. Dietrich given his operations responsibility) and individual management business objectives (50% weighting, 35% for Mr. Dietrich). In order to be eligible to receive any bonus under the annual incentive plan in 2009, the Company had to achieve an adjusted pre-tax income level of at least $90 million.

Individual management business objectives for the Named Executive Officers are reviewed with and approved by the Compensation Committee at the beginning of each year. For 2009, Mr. Flynn’s individual management business objectives related to a number of aspects of the Company’s strategic and operating plan. Mr. Dietrich’s individual management business objectives were focused primarily on continuous improvement of Company operating processes and organizational development. Mr. Grant’s individual management business objectives related chiefly to capital and liquidity objectives, organization development and continuous improvement with respect to systems and the finance function, development of business continuity planning and implementation of business development initiatives. For Mr. Steen, his individual management business objectives focused primarily on enhancing existing customer relationships and developing new business opportunities. As General Counsel and head of our Human Resources function, Mr. Kokas’ individual management business objectives were to provide legal advice and strategy in support of certain of the short and long-term objectives of the other Named Executive Officers and to assume responsibility for overall organization development and continued support of communications plans.

The bonuses awarded to the Named Executive Officers for 2009 were determined as follows: Performance for the fiscal year on the pre-tax and service reliability measures was compared to the performance range for each of those measures established by the Committee at the beginning of the fiscal year. Achievement of each of the actual pre-tax profit measure and the service reliability measure was multiplied by the weight described below, together with the weighted achievement of individual management bonus objectives, and the three weighted multiples were added to arrive at an aggregate bonus amount. Targets are set under our annual incentive plan at aggressive levels each year to motivate high business performance. These targets, individually or collectively, are designed to be challenging to attain.

One of the performance factors used to determine 2009 annual cash bonuses was our pre-tax profits, with a performance range from $90 million (the threshold amount and the amount required to be achieved in order for any bonus to be payable under the plan) to $120 million (representing maximum achievement), which was weighted on a 40% basis. For 2009, our adjusted pre-tax profits performance for cash bonus calculation purposes totaled $124.3 million, resulting in a 200% performance factor that was weighted on a 40% basis.

In addition to pre-tax profits, the other performance metric that was employed to determine 2009 annual cash bonus payments was our service reliability for our main business segments, which was weighted on a 10% basis (25% for Mr. Dietrich). With respect to service reliability, we set our target levels to be best in class, to meet or exceed our customers’ anticipated expectations and to exceed our contractual requirements. In 2009, we exceeded our target level and achieved maximum performance with regard to this performance measure. In addition, all of our Named Executive Officers met or exceeded the maximum achievement on their individual business objectives resulting in a 200% performance factor, or double the targeted amount. This metric was weighted at 50% (35% for Mr. Dietrich).

Actual bonus amounts paid to Messrs. Flynn, Dietrich, Grant, Steen and Kokas under the 2007 Plan are included in the Summary Compensation Table for Fiscal 2009 under “Non-Equity Incentive Plan Compensation”.

Long-Term Equity Incentive Compensation

During 2009, the Compensation Committee made long-term equity incentive grants for fiscal 2009 to our Named Executive Officers pursuant to the 2007 Incentive Plan described above. This resulted in the award of time-based restricted stock units and performance-based cash awards for fiscal 2009 as set forth in the Grants of Plan Based Awards table. In order to provide incentive to achieve the Company’s aggressive 2009 operating plan, the Committee elected to maintain performance award opportunity levels at the same level as those employed in 2008. To determine the level of 2008 equity incentive grants, Towers Watson reviewed data on long-term equity incentive grants for general industry and for transportation industry companies in its proprietary database, as well as at the reference group companies referred to above. The Committee established target awards at the 75th percentile, based on the Towers Watson database, to reward strong performance with competitive, effective levels of compensation. Such long-term incentive multiple as a percentage of base salary was then applied to average base salary for participants at each executive level and translated into an aggregate award based on the AAWW closing common stock price on the grant date. For 2009, the Committee determined that 50% of such award would continue to be in the form of time vested restricted stock units and 50% in the form of a performance-based cash award (in lieu of performance share units that were awarded in 2008).

For the three-year performance period (covering fiscal 2009-2011), the Committee determined that the performance-based cash awards would continue to be based upon (i) average growth in earnings before taxes (“EBT”), and (ii) return on invested capital (cumulative net income divided by average capital) (“ROIC”), both as measured against a select group of transportation-related companies. In view of the fact that the Company’s strategic plan involves a significant investment program in its aircraft fleet over the 2010 — 2012 period that results in a lag between investment (capital) in assets and revenue production from the assets deployed with that investment, the Committee determined that it is appropriate to exclude capital invested from the ROIC metric calculation until the related assets are placed in service and earning a return for the Company. At the end of the three-year period, the cash awards vest based on a performance matrix ranging from no vesting if the Company’s performance is in the bottom quartile of both EBT and ROIC metrics to 200% vesting if performance on both metrics is in the top quartile. Target vesting (100% of the cash award) is achieved if the Company’s performance is in the 45th-55th percentile of each metric.

Policies Regarding Executive Stock Ownership

In support of the Board philosophy that performance and equity incentives provide the best incentives for management and promote increases in stockholder value, the Board adopted Stock Ownership Guidelines (the “Guidelines”) in September 2005 for all Board members and officer level executives, including the Chief Executive Officer, Chief Operating Officer, Senior Vice Presidents and Vice Presidents. The Guidelines encourage executives to achieve certain levels of share ownership over a three-to-five year period based on the lesser of a percentage of annual base salary or a fixed number of shares. The recommended amount of retained shares increases under the Guidelines with the level of the executive’s position. For example, at the applicable time, the Chief Executive Officer will be expected to own shares with a value equal to the lesser of (i) four times his annual base salary or (ii) 50,000 shares.

Tax and Accounting Considerations

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to the Company’s CEO and to each of the other four highest-paid executive officers unless this compensation qualifies as “performance-based.” Based on the applicable tax regulations, the Company intended for any taxable compensation derived from the exercise of stock options and the payment of performance-based shares and units by senior executives under the Company’s 2009 Annual Incentive Plan for Senior Executives to qualify as performance-based. The Company’s stockholders have previously approved terms under which the Company’s annual and long-term performance incentive awards should qualify as performance-based, as required by the Internal Revenue Service. These terms do not preclude the Compensation Committee from making any payments or granting any awards, whether or not such payments or awards qualify for tax deductibility under section 162(m), which payments or grants may be appropriate to retain and motivate key executives.

We adopted the provisions of ASC 718 for the year commencing January 1, 2006, the date the standard became effective. In general, we and the Compensation Committee seek to have all of the equity awards qualify for fixed grant date accounting, rather than variable accounting.

Equity Grant Practices

The Compensation Committee generally grants equity awards in February of each year. The Committee does not have any programs, plans or practices of timing these awards in coordination with the release of material non-public information. We have never backdated, re-priced or spring-loaded any of our equity awards.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with senior management. Based on this review, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

By the Compensation Committee,

Frederick McCorkle, Chairman
Eugene I. Davis
Carol B. Hallett

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves as a member of the board of directors or the compensation committee of any entity that has one or more of our executive officers serving as members of the Board or Compensation Committee.

Compensation of Named Executive Officers

Summary Compensation Table for Fiscal 2009

The following table provides information concerning compensation for our Named Executive Officers during fiscal year 2009.

						Non-Equity
						Incentive
Name and				Stock	Option	Plan	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
William J. Flynn	2009	741,278	—	1,253,980	—	2,472,575	36,105	4,503,938
President and Chief	2008	715,027	208,000	2,573,150	—	—	32,117	3,528,294
Executive Officer	2007	683,256	200,000	2,248,458	581,034	1,092,544	70,318	4,875,610

John W. Dietrich	2009	484,394	—	544,310	—	1,139,575	37,696	2,205,975
Chief Operating	2008	467,518	112,200	1,116,650	—	—	23,559	1,719,927
Officer	2007	446,745	125,000	1,055,432	256,190	535,825	—	2,419,192

Jason Grant	2009	358,764	—	289,380	—	654,905	26,527	1,329,576
Chief Financial	2008	312,512	70,000	592,310	—	—	24,173	998,995
Officer	2007	274,963	100,000	434,317	138,657	266,309	13,789	1,228,035

Michael T. Steen	2009	363,139	—	289,380	—	659,280	26,722	1,338,521
Chief Marketing	2008	350,013	70,000	592,310	—	—	22,224	1,034,547
Officer

Adam R. Kokas	2009	352,513	—	289,380	—	648,655	35,613	1,326,161
General Counsel	2008	330,012	66,000	592,310	—	—	25,020	1,013,342
and Chief Human	2007	315,349	100,000	614,659	139,740	315,119	—	1,484,867
Resources Officer

Summary Compensation Table Notes

Column (a) — Named Executive Officers

The named executive officers include the chief executive officer, the chief financial officer, and the three other most highly compensated executive officers who were serving as executive officers at December 31, 2009. Mr. Steen was named Senior Vice President and Chief Marketing Officer in April 2007. Mr. Grant was named Senior Vice President and Chief Financial Officer in September 2007. Mr. Kokas was named Senior Vice President, General Counsel and Secretary in October 2006. He was named Chief Human Resources Officer in November 2007. Mr. Dietrich became Executive Vice President and Chief Operating Officer in September 2006.

Column (d) — Bonus

There were no discretionary bonuses paid to the named executive officers in 2009.

Columns (e) and (f) — Stock Awards and Stock Options

The value of stock awards in column (e) and stock options in column (f) equals the fair value at date of grant. The value is calculated in accordance with ASC 718. Amounts reflected in columns (e) and (f) of the Summary Compensation Table include both time vested and performance vested equity awards.

The 2007 stock option awards presentation has been revised from previous proxy statement disclosures to reflect recent changes in the SEC rules. The assumptions underlying the valuation of the stock options are set forth in the table below:

2007

Expected stock price volatility	30.2%
Weighted average volatility	30.2%
Risk-free interest rate	4.53-4.83%
Expected life of options (years)	3.25
Expected annual dividend per share	None
Estimated annual forfeiture rate	5.0%

Column (g) — Non-Equity Incentive Plan Compensation

Reflects cash payments made under the Annual Incentive Compensation Plan for 2009 performance. Also includes the value of 2009 cash-based performance awards, which are shown at 100% of target and which on the date of grant were as follows:

	Grant Date Fair Value of
	Performance Award
Name	At Target	At Maximum
William J. Flynn	$1,286,575	$2,573,150

John W. Dietrich	558,325	1,116,650

Jason Grant	296,555	593,110

Michael Steen	296,555	593,110

Adam R. Kokas	296,555	593,110

Column (i) — All Other Compensation

We provide a very limited number of perquisites and other personal benefits to our senior executive officers. In 2009, these benefits covered financial counseling fees, Company-paid life insurance and certain travel-related expenses. For 2009, none of these categories of perquisites or personal benefits exceeded $25,000, except for financial counseling fees, which totaled $25,791 for Mr. Flynn, $25,988 for Mr. Dietrich, $25,663 for Mr. Grant, $25,663 for Mr. Steen and $26,128 for Mr. Kokas.

Grants of Plan-Based Awards during Fiscal 2009

The grants in the following table were made pursuant to (i) our Incentive Plan and related award agreements and (ii) our Annual Incentive Plan, all of which are described in more detail in the section headed “Compensation Discussion and Analysis” above.

								All Other	All Other
		Estimated Future Payouts Under						Stock	Option		Grant
		Non-Equity Incentive						Awards:	Awards:	Exercise	Date Fair
		Plan Awards			Estimated Future Payouts Under Equity			Number of	Number of	or Base	Value of
		(1)(2)			Incentive Plan Awards			Shares of	Securities	Price of	Stock and
								Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(3)(#)	(#)	($)	(4)($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

William J. Flynn
AIP		540,000	720,000	1,440,000	—	—	—	—	—	—	—
LTIP	2/20/09	—	1,286,575	2,573,150	—	—	—	—	—	—	—
Stock Awards	2/20/09	—	—	—	—	—	—	91,000	—	48.55	1,253,980

John W. Dietrich
AIP		247,500	330,000	660,000	—	—	—	—	—	—	—
LTIP	2/20/09	—	558,325	1,116,650	—	—	—	—	—	—	—
Stock Awards	2/20/09	—	—	—	—	—	—	39,500	—	48.55	544,310

Jason Grant
AIP		187,500	250,000	500,000	—	—	—	—	—	—	—
LTIP	2/20/09	—	296,155	593,110	—	—	—	—	—	—	—
Stock Awards	2/20/09	—	—	—	—	—	—	21,000	—	48.55	289,380

Michael Steen
AIP		159,375	212,500	425,000	—	—	—	—	—	—	—
LTIP	2/20/09	—	296,555	593,110	—	—	—	—	—	—	—
Stock Awards	2/20/09	—	—	—	—	—	—	21,000	—	48.55	289,380

Adam R. Kokas
AIP		159,375	212,500	425,000	—	—	—	—	—	—	—
LTIP	2/20/09	—	296,155	593,110	—	—	—	—	—	—	—
Stock Awards	2/20/09	—	—	—	—	—	—	21,000	—	48.55	289,380

(1)	LTIP represents the grant (under the Incentive Plan) of performance-based cash awards that vest only if certain pre-established performance criteria for the period beginning on January 1, 2009 and ending December 31, 2011 are achieved.

(2)	AIP represents cash payments due under the Annual Incentive Plan.

(3)	Represents award of time based restricted stock units that vest ratably over a four year period.

(4)	The fair value of the restricted stock units shown in the table is based on the closing market price of our Common Stock as of the date of the award.

Outstanding Equity Awards at Fiscal Year-End 2009

The table below shows outstanding equity awards for our Named Executive Officers as of December 31, 2009. Market values reflect the closing price of our common stock on the NASDAQ Global Market on December 31, 2009, which was $37.25 per share.

												Equity
												Incentive
										Equity		Plan Awards:
				Equity						Incentive		Market
				Incentive						Plan Awards:		or Payout
				Plan					Market	Number		Value of
				Awards:					Value of	of Unearned		Unearned
	Number of	Number of		Number			Number of		Shares or	Shares,		Shares,
	Securities	Securities		of Securities			Shares or		Units of	Units or		Units or
	Underlying	Underlying		Underlying			Units of		Stock	Other		Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		That	Rights		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	That Have		Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Not Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($) (3)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

William J. Flynn	37,500	12,500	(1)	—	50.00	6/22/16	4,500	(3)	167,625	—		—

	23,867	11,933	(2)	—	58.34	6/22/16	—		—	26,500	(12)	987,125

	—	—		—	—	—	17,666	(13)	658,059	—		—

	—	—		—	—	—	—		—	31,120	(4)	1,159,220

	—	—		—	—	—	2,177	(5)	81,093	—		—

	—	—		—	—	—	—		—	25,000	(6)	931,250

	—	—		—	—	—	91,000	(14)	3,389,750	—		—

Jason Grant	4,719	—		—	27.50	3/22/15	—		—	6,100	(12)	227,225

	3,000	1,500	(8)	—	49.17	2/9/14	4,066	(13)	151,459	—		—

	3,800	1,900	(9)	—	49.10	3/9/14	—		—	4,940	(10)	184,015

	—	—		—	—	—	—		—	3,900	(4)	145,275

	—	—		—	—	—	21,000	(14)	782,250	—		—

John W. Dietrich	7,500	2,500	(7)	—	43.92	9/19/16			—	11,500	(12)	428,375

	—	—		—	16.70	8/11/11	7,666	(13)	285,559	—		—

	24,000	—		—	27.50	3/22/15	1,423	(5)	53,007	—		—

	12,466	6,234	(8)	—	49.17	2/9/14	—		—	16,280	(4)	606,430

	—	—		—	—	—			—	5,000	(6)	186,250

	—	—		—	—	—	39,500	(14)	1,471,375	—		—

Michael Steen	6,800	3,400	(8)	—	53.69	4/2/17	—		—	6,100	(12)	227,225

	—	—		—	—	—	4,066	(13)	151,459	—		—

	—	—		—	—	—			—	8,840	(4)	329,290

	—	—		—	—	—	21,000	(15)	782,250	—		—

Adam R. Kokas	4,984	1,662	(12)	—	45.14	10/9/16			—	6,100	(12)	227,225

	6,800	3,400	(8)	—	49.17	2/9/14	4,066	(13)	151,459	—		—

	—	—		—	—	—	1,005	(5)	37,436	—		—

	—	—		—	—	—			—	3,323	(6)	123,782

	—	—		—	—	—			—	8,840	(4)	329,290

	—	—		—	—	—	21,000	(14)	782,250	—		—

(1)	Stock options granted on June 22, 2006 vest 25% ratably on each of June 22, 2007, 2008 , 2009 and 2010, with full exercisability upon a change in control of the Company.

(2)	Stock options granted on May 23, 2007 vest 33% ratably on each of May 23, 2008, 2009 and 2010, with full exercisability upon a change in control of the Company.

(3)	Restricted shares awarded on June 22, 2006 vest 25% ratably on each of June 22, 2007, 2008, 2009 and 2010, with full vesting upon a change in control of the Company.

(4)	Performance shares awarded on February 9, 2007 vest on attainment of certain pre-established performance criteria during the three-year performance period ended December 31, 2009.

(5)	Restricted shares awarded on June 28, 2007 vest 33% ratably on each of June 28, 2008, 2009 and 2010, with full vesting upon a change in control of the Company.

(6)	Performance shares that were awarded in 2006 vest only on attainment of a specified stock price for a specified period of time prior to June 22, 2010 in the case of Messrs. Flynn and Dietrich and October 9, 2010 in the case of Mr. Kokas.

(7)	Stock options granted on September 19, 2006 vest 25% ratably on each of September 19, 2007, 2008, 2009 and 2010, with full exercisability upon a change in control of the Company.

(8)	Stock options granted on February 9, 2007 vest 33% ratably on each of February 9, 2008, 2009 and 2010, with full exercisability upon a change in control of the Company.

(9)	Stock options granted on March 9, 2007 vest 33% ratably on each of March 9, 2008, 2009 and 2010, with full exercisability upon a change in control of the Company.

(10)	Performance shares awarded on March 9, 2007 vest on attainment of certain pre-established performance criteria during the three-year performance period ended December 31, 2009.

(11)	Stock options granted on October 9, 2006 vest 25% ratably on each of October 9, 2007, 2008 , 2009 and 2010, with full exercisability upon a change in control of the Company.

(12)	Performance share units awarded on February 15, 2008 vest on attainment of certain pre-established performance criteria during the three-year performance period ended December 31, 2010.

(13)	Restricted share units awarded on February 15, 2008 vest 33% ratably on each of February 15, 2009, 2010 and 2011, with full vesting upon a change in control of the Company.

(14)	Restricted share units awarded on February 20, 2009 vest 25% ratably on each of February 20, 2010, 2011 and 2012, with full vesting upon a change in control of the Company.

Option Exercises and Stock Vested during Fiscal 2009

None of the Named Executive Officers exercised any options during fiscal 2009. The following table provides information relating to stock vesting for our Named Executive Officers during fiscal 2009:

	Option Awards		Stock Awards

	Number of Shares
	Acquired On	Value Realized	Number of Shares	Value Realized on
Name	Exercise	on Exercise	Acquired on Vesting	Vesting
(a)	(b)	(c)	(d)	(e)

William J. Flynn	—	—	15,510	$280,618

John W. Dietrich	.	—	5,256	90,107

Jason Grant	—	—	2,700	49,121

Michael Steen	—	—	2,033	29,844

Adam R. Kokas	—	—	3,038	53,743

Employment Agreements

William J. Flynn.  Mr. Flynn’s employment agreement was entered into on April 21, 2006, became effective on June 22, 2006 and was amended at year-end 2008. Pursuant to Mr. Flynn’s employment agreement, he receives an annual base annual salary at a rate that is reviewed at least annually and adjusted from time to time by our Compensation Committee. Mr. Flynn also received a sign-on payment of $200,000 and a grant of 18,000 shares of AAWW restricted stock with a value of $900,000 under the agreement. Such shares vest one-quarter on each of the first four anniversaries of June 22, 2006. In addition, Mr. Flynn received a grant of 50,000 stock options, vesting in four equal parts on the first four anniversaries of the commencement of his employment, and 25,000 shares of performance-based restricted stock, vesting if our Common Stock reaches a specified value for a specified period of time prior to the fourth anniversary of the date of grant.

If Mr. Flynn is terminated by the Company for cause, or if he resigns, he is entitled to receive salary earned up to date of termination or resignation. If Mr. Flynn is terminated by the Company without cause, or if he resigns for good reason (as defined in the agreement and discussed in the section headed “Payments Upon a Change of Control and Termination of Employment” below), he is entitled to (i) an amount equal to one and one-half times his then-current annual base salary; (ii) accrued but unused vacation pay; (iii) all vested rights and benefits pursuant to other Company plans and programs; and (iv) health and welfare benefits coverage for 12 months (provided that such coverage will cease if Mr. Flynn receives comparable coverage from subsequent employment). Substantially equivalent benefits are payable in the event of Mr. Flynn’s permanent disability (as defined) or his death (in the event of Mr. Flynn’s death, his estate would be entitled to a payment equal to 24 months of his base salary). If, within 12 months immediately following a change of control (as defined in the agreement and discussed in the section headed “Payments Upon a Change of Control and Termination of Employment” below), Mr. Flynn’s employment is terminated not for cause or if he resigns for good reason, Mr. Flynn is entitled to the same benefits as described above with the exception that the amount of the payment to which he would be entitled would be increased from one and one-half to two times his then-current annual base salary.

Under the terms of his employment agreement, Mr. Flynn is prevented from soliciting or interfering with any of our contracts, client relationships, independent contractors, suppliers, customers, employees or directors for a period of two years following termination of his employment with us. Additionally, for a period of one year following termination of his employment, Mr. Flynn may not accept employment with, or give advice to, any air cargo carrier carrying on a business substantially similar to Atlas.

John W. Dietrich.  Mr. Dietrich’s employment agreement was amended and restated effective September 15, 2006 and was further amended at year-end 2008. Pursuant to Mr. Dietrich’s employment agreement, he receives an annual base annual salary at a rate that is reviewed and adjusted from time to time by our Compensation Committee. Under the agreement, if Mr. Dietrich is terminated by the Company, or if he resigns, he is entitled to receive salary earned up to the date of termination or resignation. If Mr. Dietrich’s employment is terminated without cause, or if Mr. Dietrich resigns for good reason (as defined in his agreement), he is entitled to 18 months base salary, payable in a single lump sum, which amount increases to 24 months base salary if his employment is terminated or he resigns for good reason within 12 months immediately following a change of control. Substantially equivalent benefits are payable in the event of Mr. Dietrich’s permanent disability (as defined) or his death. Mr. Dietrich’s employment agreement also provides that he will not, for a period of one year following the termination of his employment with us, solicit or interfere with any of our contracts, client relationships, independent contractors, suppliers, customers, employees or directors. Additionally, for a period of one year following termination of his employment, Mr. Dietrich may not accept employment in a non-attorney capacity with, or give non-legal advice to, certain of our major competitors.

Potential Payments Upon Termination or Change of Control

We have several plans that govern payments to our Named Executive Officers in the event of a change of control of the Company, a change in the Named Executive Officer’s responsibilities, or a termination of any Named Executive Officer. Each of our Annual Incentive Plans for Senior Executives, 2007 Incentive Plan (as amended), 2004 LTIP (or the related equity agreements) and long-term incentive plans and awards includes provisions regarding payments to the Named Executive Officers upon termination of employment or a change of control of the Company. In addition, we have entered into employment agreements with Mr. Flynn and Mr. Dietrich that contain provisions regarding such payments. These employment agreements are summarized in the section headed “Employment Agreements” appearing above. Lastly, our Benefits Program for Executive Vice Presidents and Senior Vice Presidents (the “Benefits Program”) includes provisions for payments upon termination of employment or a change in control to the extent these items are not covered by an employment agreement or otherwise.

Payments Upon Termination of Employment

Mr. Grant, Mr. Steen and Mr. Kokas participate in the Benefits Program pursuant to which they are entitled to accrued but unpaid base salary as of the date of termination in the event of a termination of employment for cause (as defined) or resignation. Payments due to Mr. Flynn and Mr. Dietrich upon termination by the Company, other than for cause or upon resignation for good reason, are described under the section headed “Employment Agreements” above. If Mr. Grant, Mr. Steen or Mr. Kokas is terminated by the Company without cause (as defined) or if either resigns for good reasons (as defined), he will be entitled to (i) 12 months base salary (payable in accordance with the Company’s normal pay schedule) and (ii) health and welfare benefits coverage for 12 months (provided that such coverage will cease if comparable coverage is obtained as a result of subsequent employment) under the Benefits Program.

Performance shares and performance share unit awards granted under the 2007 Plan provide that, in the event of a termination of employment by the Company for a reason other than cause during the three-year performance period of the awards, a pro rata portion of the award that will vest although the shares will not be paid until the completion of the performance period and will be based on actual performance for the three-year performance period.

Payments Upon Death or Disability

Benefits payable in the event of Mr. Flynn’s or Mr. Dietrich’s permanent disability (as defined) or death are described under “Employment and Other Agreements” above. Benefits payable in the event of Mr. Grant’s, Mr. Steen’s or Mr. Kokas’ death or permanent disability (as defined) are governed by the Benefits Program. Upon occurrence of either event, the affected executive or his estate would receive (i) all accrued but unpaid base salary as of the date of termination, (ii) health and welfare benefits coverage for 12 months, and (iii) an additional cash amount equal to 12 months of the executive’s monthly base salary payable in accordance with the Company’s normal pay schedule.

Performance shares and performance share unit awards granted under the Incentive Plan provide that, in the event of a termination of employment as a result of death or disability during the three-year performance period of the awards, a pro rata portion of the award that will vest although the shares will not be paid until the completion of the performance period and will be based on actual performance for the three-year performance period.

Payments Upon a Change of Control (without termination of employment)

2009 Annual Incentive Plan

In the event of a change in control of the Company during the plan year, annual incentive awards made under our 2009 Annual Incentive Plan for Senior Executives will be determined and paid based on the assumption that the performance metrics have been achieved at a level of 100% of target for the plan year in which the change of control takes place; provided, that, if upon completion of the plan year it is determined that the financial metric was achieved at a level higher than 100% of target, awards are adjusted upward to reflect actual performance. If a participant’s employment with the Company terminates prior to the change in control, the participant forfeits the award, unless the termination is due to death, disability, normal retirement under a retirement program of the Company, by the Company without cause, or by the participant for good reason. A change of control is defined as when another party (acting alone or with affiliates) beneficially owns 40% or more of our issued and outstanding voting stock.

2007 Incentive Plan (as amended)

All agreements in respect of awards made under the Incentive Plan provide for full and immediate vesting in the event of a change in control of the Company. All performance units and shares would vest immediately and would be paid out at the maximum rate.

2004 Long-Term Incentive and Share Award Plan

The 2004 LTIP, which applies to grants of equity made prior to May 23, 2007, includes change of control provisions which are triggered by a merger or consolidation, the sale of a majority of our assets, or stockholders approving a plan of complete liquidation. If one of these change of control events occurs, it would result in the following under the 2004 LTIP:

•	all stock options become fully vested and exercisable;

•	all restrictions and other conditions on any restricted stock, units, performance shares or other awards lapse, and such awards become free of all restrictions and fully vested;

•	all outstanding options, restricted shares and other share based awards will be cashed out for the per share price paid to holders of Common Stock in connection with the change of control (or, if no consideration is paid, the fair market value of the stock immediately prior to the change of control), except for incentive stock options, which will be cashed out based on the transactions reported for the date of the change of control; and

•	subject to Compensation Committee discretion, any awards of performance shares or units relating to a period in which the change of control occurs become immediately payable in cash, to be paid pro rata based on achievement of the maximum performance targets.

Payments Upon a Change of Control and Termination of Employment

We have agreements with certain of our Named Executive Officers which provide for severance benefits in the event of certain terminations of employment following a change of control. These benefits are summarized below. Pursuant to such agreements, a change of control is defined to occur upon the acquisition by any person or group of beneficial ownership of more than 50% of the outstanding voting securities of the Company.

The change of control provisions of the employment agreements with certain of our Named Executive Officers are “double-trigger” agreements. Mr. Flynn’s agreement provides that if, within 12 months immediately following a change of control, we terminate his employment (other than for cause) or he resigns for “good reason” (as defined below), then Mr. Flynn will receive the following benefits: (i) a cash payment equal to two times his then-current annual base salary; (ii) vesting of all rights under plans and (iii) health and welfare benefits for 12 months. Mr. Dietrich’s agreement provides that if, within 12 months immediately following a change of control, the Company terminates his employment (other than for cause) or he resigns for “good reason”, then Mr. Dietrich will receive: (i) the payment of 24 months base salary; (ii) relocation expenses back to Chicago, IL; and (iii) health and welfare benefits for 12 months. Messrs. Grant, Steen and Kokas are not entitled to any incremental compensation in the event of a change of control followed by termination or resignation for good reason but remain entitled to the payments owed to them upon termination without cause or resignation for good reason.

The term “cause” as used in the agreements means (i) any act of material dishonesty, (ii) failure to comply with the material obligations set out in the employment agreement, (iii) a material violation of the Company’s corporate policies, or (iv) the conviction of plea of ‘no contest’ to any misdemeanor of moral turpitude or any felony.

The term “good reason” means, for Mr. Flynn (i) a reduction in compensation, (ii) a material reduction in title or job responsibilities (including any reduction following a change of control), or (iii) a requirement to relocate the executive’s primary residence. For Mr. Dietrich, it includes (i) a reduction in base salary or bonus eligibility, or (ii) reduction in job title or responsibilities. For Messrs. Grant, Steen and Kokas, it includes (i) a reduction in base salary, (ii) ceasing to hold the title of Senior Vice President, other than through promotion or through reassignment to another job title of comparable responsibility or (iii) any reduction in job responsibilities that diminishes the opportunity to earn the same annual incentive bonus for which he was previously eligible.

Set forth below is the amount of compensation that Messrs. Flynn, Dietrich, Grant, Steen and Kokas would receive in the event of termination of such executive’s employment or a change of control that is incremental to amounts previously earned and accrued by the executive for performance of his duties to the date of termination. The amounts shown assume that such termination or change of control was effective as of

December 31, 2009, and are estimates of the amounts which would be paid to the executives upon their termination or upon a change of control. For the equity component of such compensation, the Company used the closing price of AAWW common stock as of December 31, 2009. The actual amounts to be paid can only be determined at the time of such events.

	Payments on		Payments on	Payments in	Total in Connection
	Termination of		Termination of	Connection with a	with a Change of
	Employment Due		Employment	Change of Control	Control With a
	to Death or		Without	Without Termination	Termination of
Name	Disability*		Cause*	of Employment*	Employment*
William J. Flynn	$3,596,062	**	$3,596,062	$11,654,397	$13,454,397
John W. Dietrich	1,903,078		1,903,078	4,906,020	6,006,020
Jason Grant	1,079,469		1,079,469	2,559,759	3,059,759
Michael Steen	1,004,469		1,004,469	2,522,259	2,947,259
Adam R. Kokas	1,004,469		909,469	2,683,477	3,013,477

*	We used the following assumptions to calculate these payments:

•	We valued stock options using the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2009, which was $37.25 per share, by multiplying the difference between the Market Price and the Exercise Price by the number of Accelerated Shares.

•	We assumed in each case that termination is not for cause, the executive does not violate his non-competition or non-solicitation agreements or any other restrictive covenants with us following termination, the executive does not receive medical and life insurance coverage from another employer within 12 months of the termination of his employment, the executive does not have any unused vacation time, and the executive does not incur legal fees or relocation expenses requiring reimbursement from us.

We valued estimated payments based on the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2009, which was $37.25 per share, multiplied by the number of shares of stock and other equity awards that are accelerated upon a termination of employment or termination of employment and change of control. See the table entitled “Outstanding Equity Awards at Fiscal Year-End 2009” for information regarding unvested equity awards.

**	Represents the amount payable to Mr. Flynn estate in the event of his disability. In the event of his death, the amount to be paid to Mr. Flynn’s estate would be $4,046,062.

PROPOSAL 2

RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2010 and has directed that management submit the selection of that firm to the stockholders for ratification at the Annual Meeting. Representatives from PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

For information concerning fees paid to PwC during 2009 and 2008, see “Fees to Independent Registered Accounting Firm” above.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE ATLAS AIR WORLDWIDE HOLDINGS, INC. 2007 INCENTIVE PLAN (AS AMENDED)

The 2007 Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan (as amended) (the “Plan”) was approved by the stockholders at the 2007 Annual Meeting. The purpose of the Plan is to advance the interests of the Company by providing for the grant to eligible participants of stock-based and other incentive awards. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock, performance awards, cash awards and stock units, including restricted stock units or combinations thereof, all as more fully described below.

The Plan replaced the 2004 LTIP (“prior plan”) on May 23, 2007, and no new awards have been granted under the prior plan since that time. Awards outstanding under the prior plan continue to be governed by the terms of that plan and the agreements under which they were granted.

Proposed Amendment

The stockholders approved an amendment to the Plan at the 2008 Annual Meeting of Stockholders to increase the number of shares available for issuance under the Plan from 628,331 shares to 1,728,331 shares. Of the amount currently available for issuance under the Plan, as of March 31, 2010, 350,939 shares remain available for issuance of future awards (assuming maximum payout of all outstanding equity awards). We do not believe that these remaining shares are sufficient to continue implementing the Company’s long-term incentive program over the next several years. Accordingly, the Board of Directors has approved an amendment to Section IV A of the Plan to increase the shares available for awards from 1,728,331 to 2,228,331, subject to stockholder approval of this amendment. No other amendments or revisions to the Plan are being submitted to the stockholders for their consideration at this time.

To the extent that any outstanding stock option or other equity-based award granted under the Plan (or under the prior plan) is cancelled, expires or is otherwise forfeited, the shares underlying that award will be available for issuance under the Plan. In addition, shares underlying awards issued in assumption of, or substitution for, awards issued by a company acquired by the Company will not reduce the number of shares remaining available for issuance under the Plan.

If this amendment is not approved by the stockholders, the proposed additional 500,000 shares will not become available for issuance under the Plan, but the Plan will otherwise remain in effect.

Why You Should Vote for the Amendment of the Plan

We believe that the Plan is important to our continued growth and success. The purpose of the Plan is to attract, motivate and retain highly qualified officers, directors, key employees and other key individuals. We believe that providing these individuals with an opportunity to acquire a direct proprietary interest in the operations and future success of AAWW will motivate these individuals to serve the Company and its stockholders by expending the maximum effort to improve our business and results of operations. We believe that equity award grants under the Plan are a valuable incentive to participants and benefit stockholders by aligning more closely the interests of Plan participants with those of our stockholders.

A combination of factors, including among other things, increased reliance upon restricted stock units and performance units for equity compensation, have driven increased share usage under the Plan, thereby reducing the shares remaining available for future issuance under the Plan. We ask stockholders to consider the following factors and to vote for the proposed amendment of the Plan:

Equity incentive awards are an important part of our overall compensation philosophy.  The Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards have historically been and remain a critically important component of our compensation program. Our Compensation Committee believes that our ability to grant equity incentive awards to employees is an important factor in our ability to attract, retain and motivate key employees. Our Compensation Committee believes that equity compensation provides a strong incentive for employees to work to grow the business and build stockholder value.

Share exhaustion under the Plan would harm the competiveness of our compensation offering.  We believe that the remaining shares in the Plan are insufficient to meet our future compensation requirements beyond next year. We believe we must continue to offer a competitive equity compensation plan to attract and motivate our workforce. If the Plan were to run out of shares available for grant, we would not be able to issue additional equity awards. While we could consider increasing cash compensation if we are unable to grant equity incentives, we believe it would be more prudent to conserve our cash reserves, given the Company’s substantial capital requirements anticipated over the next several years. We also believe that our inability to award equity compensation will result in difficulty in attracting, retaining, and motivating our employees. Equity-based awards are a more effective compensation vehicle than cash at a growth-oriented company because they align employee and stockholder interests with a smaller impact on current income and cash flow. Therefore, we are asking our stockholders to approve the proposed amendment of the Plan.

We manage our equity incentive award use carefully.  The Compensation Committee carefully monitors our total dilution, burn rate and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees.

Overview

The following is a summary of the material features of the Plan.

Administration.  The Plan is administered by the Compensation Committee. The term “administrator” is used in this proxy statement to refer to the person (the Compensation Committee and its delegates) charged with administering the Plan. Under the Plan, the administrator may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, performance awards (in cash or stock), cash awards and stock units, including restricted stock units, or combinations thereof, and may waive terms and conditions of any award.

The administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to shares of stock subject to an award.

Eligibility and Participation.  Employees of the Company, including executive officers, directors and other persons providing services to the Company or its subsidiaries who are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Plan. As of March 31, 2010, there were approximately 210 of such employees participating in the Plan. Six non-employee Directors of the Company are also participating in the Plan.

Limitations on Awards.  Section 162(m) of the Code places annual limitations on the deductibility, for tax return purposes, by public companies of compensation in excess of $1,000,000 paid to each of the Chief Executive Officer and the other four Named Executive Officers ranked by pay, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company’s stockholders. To comply with these requirements, the Plan provides that the maximum number of shares as to which options may be granted and the maximum number of shares as to which stock appreciation rights may be granted to any participant during any fiscal year will each be 200,000. The Plan provides that the maximum number of shares as to which other awards may be granted to any participant during any fiscal year will be 100,000 and the maximum amount payable as cash awards to any person in any fiscal year will be $3,000,000.

Adjustments.  In the event of a stock dividend, stock split or other change in our capital structure, the administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, and to the exercise prices of awards affected by the change. The administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards.

Stock Options.  The exercise price of a stock option granted under the Plan shall not be less than 100% of the fair market value of the Common Stock at the time of grant. Fair market value shall be determined in accordance with the requirements of Section 422 and Section 409A of the Code. Subject to the foregoing, the administrator will determine the exercise price of each option granted under the Plan on the basis of the closing price of the stock on the date of grant of the option.

Two types of stock options may be granted under the Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory stock options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The expiration date of options cannot be more than ten years after the date of the original grant. The administrator may determine other terms and conditions related to the exercise of an option, including the time at which options may be exercised and conditions relating to the exercise of options. No stock options may be granted under the Plan after March 20, 2017, but stock options previously granted may extend beyond that date in accordance with their terms. The exercise price may be paid in cash, by check payable to the order of the Company or by any combination thereof.

Stock Appreciation Rights (SARs).  Although none have been issued to date, the administrator may grant SARs under the Plan. An SAR entitles the holder upon exercise to receive Common Stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant. SARs granted under the Plan may not be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ.

Stock Awards; Stock Units.  The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of Common Stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specific conditions are met. The administrator may provide that any recipient of an award of restricted stock will have all the rights of a Company stockholder, including the right to vote the shares and to receive dividends. Other awards under the Plan may also be settled with restricted stock. The Plan provides also for the grant of stock units, including restricted stock units, entitling the recipient to receive shares of Common Stock (or cash measured by the value of the Common Stock) in the future on such conditions as the administrator may specify.

Performance Awards.  The Plan provides for performance awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the administrator. Performance conditions may also be attached to other awards under the Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code, the administrator will use one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis (basic or fully diluted); return on equity, investment, capital or assets; one or more operating ratios such as earnings before interest, taxes and/or depreciation and amortization; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; free cash flow, cash flow, return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); economic value added; strategic business criteria, consisting of one or more objectives based on meeting specific market penetration, geographic business expansion goals, facility construction or completion goals, geographic facility relocation or completion goals, cost targets, customer satisfaction, supervision of litigation or information technology; joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings (each, a “Performance Criterion”). A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

Stock Price.  The closing price of the Company’s Common Stock as reported on NASDAQ on March 31, 2010 was $53.05 per share. Stock options granted under the Plan may not be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ.

Transferability.  Neither ISOs nor, except for gratuitous transfers to the extent permitted by the administrator, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient.

Termination.  The Plan sets forth how awards may be treated in the event that a participant’s employment terminates. The administrator, however, may provide for different default treatment, dependent upon the type of award granted. Upon termination of a participant’s employment, all awards requiring exercise will cease to be exercisable and will terminate, and all other awards, to the extent not vested, will be forfeited unless the administrator provides otherwise. Notwithstanding the above, unless the administrator provides otherwise, if a participant dies or terminates employment by reason of disability, options and SARs exercisable immediately prior to death or disability may be exercised by the participant’s executor, administrator or transferee during a period of one year following such death or termination by reason of disability (or for the remainder of their original term, if less). In the case of termination of the participant’s employment for reasons other than death or disability, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less); provided that if in the administrator’s judgment the reason for the award holder’s termination casts discredit on the participant sufficient to justify immediate termination of the award, then such award will immediately terminate.

Change of Control.  In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated and there is a surviving or acquiring corporation, the Plan permits the administrator to arrange for the assumption of awards outstanding under the Plan or the grant to participants of replacement awards by that corporation. If the merger, consolidation or other transaction is one in which holders of common stock will receive a payment upon consummation of the transaction, the administrator may provide for a cash-out payment with respect to some or all awards outstanding. All outstanding awards not assumed by the surviving or acquiring corporation or cashed-out shall become exercisable immediately prior to the consummation of such merger, consolidation or other transaction and upon such consummation all outstanding awards that have not been assumed or replaced will terminate. The administrator may provide for different or additional terms relating to a change of control of the Company in the awards. In the case of any such merger, consolidation or other transaction, awards subject to and intended to satisfy the requirements of Section 409A of the Code shall be construed and administered consistent with such intent.

Amendment.  The administrator may amend the Plan or any outstanding award at any time, provided that except as otherwise expressly provided in the Plan the administrator may not, without the participant’s consent, alter the terms of an award so as to affect materially and adversely the participant’s rights under the award, unless the administrator expressly reserved the right to do so at the time of the award. No such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required by law (including the Code and applicable stock exchange requirements).

Federal Tax Effects

The following discussion summarizes certain U.S. federal income tax consequences of the issuance and receipt of awards under the Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options.  In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Nonstatutory Options.  In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death or permanent and total disability) is treated as a NSO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000. Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% U.S. federal tax and may not be deductible to the Company.

Section 409A.  Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Section 409A or any other provision of the Code.

Plan Benefits

The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. Details concerning award grants made in respect of the fiscal year ended December 31, 2010 appear in the tables below.

The following table sets forth information regarding time-based restricted stock units and performance-based stock units granted under the Plan in the first quarter of 2010.

	Number of			Dollar Value of
	Restricted	Dollar Value of	Number of	Performance
	Stock Units	Restricted Stock	Performance Stock	Stock Units
Name/Group	Granted(1)	Units(2)	Units Granted(3)	at Target(2)

William J. Flynn	40,747	$1,638,029	40,747	$1,638,029
John W. Dietrich	16,555	665,511	16,555	665,511
Jason Grant	10,187	409,517	10,187	409,517
Michael T. Steen	10,187	409,517	10,187	409,517
Adam R. Kokas	10,187	409,517	10,187	409,517
Executive Officers (6 persons)	90,816	3,650,803	90,816	3,650,803
Non-Executive Directors (6 persons)	—	—	—	—
Other Employees (53 persons)	97,853	3,933,691	62,013	2,492,923

(1)	Represents award of time-based restricted stock units that vest ratably over a four year period beginning in 2011. Each unit is converted automatically into one share of our Common Stock upon vesting.

(2)	The fair value of the restricted stock units and performance stock units shown in the table is based on the closing market price of our Common Stock as of the date of the award.

(3)	Represents award of performance-based stock units that vest only if certain pre-established performance criteria for the period beginning on January 1, 2010 and ending December 31, 2012 are achieved. To the extent these awards are earned, they will be paid out in 2013. The maximum payout is 200% of the target amount.

The table below sets forth the estimated threshold target and maximum bonus amounts that might be distributed as annual cash incentive performance awards under the Plan for the fiscal year 2010, based on current salary. The Plan limits the maximum cash amount payable to any participant under the Plan in any fiscal year to $3,000,000. Cash incentive performance awards under the Plan will not be paid unless certain pre-determined performance goals and objectives set by the Compensation Committee for the 2010 fiscal year are met.

Name/Group	Threshold ($)(1)	Target Bonus ($)(1)	Maximum Bonus ($)(1)

William J. Flynn	690,000	862,500	1,725,000
John W. Dietrich	363,800	454,750	909,500
Jason Grant	282,750	353,438	706,875
Michael T. Steen	246,375	307,969	615,938
Adam R Kokas	245,250	306,563	613,125
Executive Officers as a Group (6 persons)	1,918,175	2,397,719	4,795,438
Non-Executive Directors (6 persons)	—	—	—
Other Employees (200 persons)	4,241,480	5,301,849	10,603,699

(1)	These amounts are based on a percentage of current salary.

The following table summarizes the securities authorized for issuance under our equity compensation plans at December 31, 2009:

Number of
securities
remaining available
	Number of			for future issuance
	securities to be			under equity
	issued upon	Weighted-average		compensation plans
	exercise of	exercise price of		(excluding
	outstanding	outstanding		securities
	options, warrants	options, warrants		reflected in column
Plan Category	and rights	and rights		(a))
	(a)	(b)		(c)

Equity compensation plans approved by security holders	1,218,135	$11.26	(1)	941,432
Equity compensation plans approved by security holders	—	$—		—

Total	1,218,135	$11.26		941,432

(1)	Includes 859,133 of restricted and performance shares and units, which have no exercise price and 359,002 stock options at having an average exercise price of $38.20.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE 2007 INCENTIVE PLAN (AS AMENDED) AS SET FORTH HEREIN.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED
AT THE 2011 ANNUAL MEETING

Stockholder Proposals to Be Included in Our 2011 Proxy Statement

We currently expect to hold our 2011 annual meeting of stockholders on or about May 24, 2011. Under the rules of the SEC, if a stockholder wants us to include a proposal in the proxy statement and form of proxy for presentation at our 2011 annual meeting, the proposal must be received by our Secretary no later than December 21, 2010. All stockholder proposals must be made in writing and addressed to the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577.

Advance Notice Procedures

Under our By-laws, and as permitted by the rules of the SEC, no stockholder nominations of persons for election to the Board of Directors and no other business may be brought before the 2011 annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before such annual meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in our By-laws) not earlier than February 25, 2011 and not later than March 17, 2011. A copy of the By-laws will be sent to any stockholder upon written request to the Secretary of AAWW. These requirements are separate and apart from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have his or her stockholder proposal included in our Proxy Statement as discussed above.

ADDITIONAL COPIES OF ANNUAL REPORT

A copy of our 2009 Annual Report accompanies this Proxy Statement. If any person who was a beneficial owner of Common Stock on the Record Date desires additional copies, such copies may be obtained without charge upon request in writing addressed to the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577. Each such copy of our 2009 Annual Report so furnished does not include any exhibits thereto, but is accompanied by a list briefly describing all such exhibits. We will furnish any such exhibit upon written request and upon payment of a reasonable specified fee. The Form 10-K is also available on our website at www.atlasair.com.

ADDITIONAL INFORMATION

Separate Voting Materials

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of proxy statements and annual reports to a household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces printing and mailing costs. If you participate in “householding” and wish to continue receiving individual copies of our proxy statement and annual report, please write or call us at the following address or phone number: the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York, 10577, (914) 701-8000. We will promptly deliver an additional copy of the proxy and/or the annual report to any stockholder who so requests.

List of Stockholders

At the Annual Meeting and for 10 days prior to the meeting, the names of stockholders entitled to vote at the Annual Meeting will be available for inspection at for any purpose germane to the meeting, between the hours of 9 a.m. and 5 p.m., at our principal executive offices at 2000 Westchester Avenue, Purchase, New York 10577, by contacting the Secretary of AAWW.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal aviation law on foreign ownership of U.S. airlines, our Certificate of Incorporation and By-laws restrict foreign ownership of shares of our Common Stock. The restrictions imposed by federal aviation law (49 U.S.C. §41102) currently include a requirement that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not “Citizens of the United States.” There is a separate requirement that we be under the actual control of Citizens of the United States.

Pursuant to our By-laws, there is a separate stock record, designated the “Foreign Stock Record” for the registration of Voting Stock that is Beneficially Owned by aliens. “Voting Stock” means all outstanding shares of our capital stock that we may issue from time to time which, by their terms, may vote. “Beneficially Owned” refers to owners of our securities who, directly or indirectly, have or share voting power and/or investment power.

At no time will ownership of our shares of Common Stock representing more than the Maximum Percentage be registered in the Foreign Stock Record. “Maximum Percentage” refers to the maximum percentage of voting power of Voting Stock which may be voted by, or at the direction of, aliens without violating applicable statutory, regulatory or interpretative restrictions or adversely affecting our, Atlas’s or Polar’s operating certificates or authorities. If we find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, the registration of such shares will be removed from the Foreign Stock Record sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage.

The enclosed proxy card contains a certification that by signing the proxy card the stockholder certifies that such stockholder is a “Citizen of the United States” as defined by 49 U.S.C. §40102(a)(15) or that the shares represented by the proxy card have been registered on our Foreign Stock Record.

We will promptly deliver a copy of our By-laws to any stockholder who writes or calls us at the following address or phone number: Attention: the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York, 10577, (914) 701-8000.

Extent of Incorporation by Reference of Certain Materials

The Audit Committee Report and the Compensation Committee Report on Executive Compensation included in this Proxy Statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under or subject to Regulation 14A or 14C (other than Item 7 to Regulation 14A), or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate such report or performance graph by reference therein.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than the election of directors, the ratification of the selection of our independent auditors and the approval of the amendment to the 2007 Incentive Plan (as amended), all as described above. If any other matter is properly brought before the Annual Meeting for action by the stockholders, all proxies (in the enclosed form) returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

WILLIAM J. FLYNN
President and Chief Executive Officer

April 19, 2010

Ñ    DETACH PROXY CARD HERE    Ñ

Please sign, date and return this proxy card in the enclosed envelope.
☒
Votes MUST be indicated (x) in Black or Blue ink.

1. Election of Directors
     The Board of Directors recommends a vote FOR the listed nominees.

Nominees:	Robert F. Agnew, Timothy J. Bernlohr, Eugene I. Davis, William J. Flynn, James S. Gilmore III, Carol B. Hallett and Frederick McCorkle
Certification:
Pursuant to federal law and Atlas Air Worldwide Holdings, Inc.’s certificate of incorporation and by-laws, voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that (1) you are a United States citizen as that term is defined by federal aviation law, or (2) the shares of stock represented by this Proxy have been registered on the foreign stock record of the Company, as provided in the by-laws.

FOR all nominees for director listed above (except as marked to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed above.	☐	WITHHOLD AUTHORITY to vote for an individual nominee(s). Write name(s) below.	☐	Mark here if you plan to attend the meeting. ☐

If you attend the meeting, you will be accompanied by ________________
		FOR	AGAINST	ABSTAIN

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors. The Board of Directors recommends a vote FOR the above proposal.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	Amendment to the 2007 Incentive Plan (as amended). The Board of Directors recommends a vote FOR the above proposal.	☐	☐	☐

----------------------------------

SCAN LINE (FPO)

----------------------------------

Please sign exactly as name appears on this Proxy. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.					______________	__________________	____________________
					Date	Share Owner sign here	Co-Owner sign here

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue, Purchase, New York 10577
Proxy for the Annual Meeting of Stockholders – May 25, 2010
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Jason Grant, Adam R. Kokas and Michael W. Borkowski, and each of them, with full power of substitution in each, as proxies and authorizes them to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc., to be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036 on Tuesday, May 25, 2010 at 11:00 a.m., local time, and at any adjournment or postponement of the meeting, as indicated below.

Please date, sign and return this proxy promptly. This Proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election as directors of all of the nominees listed on the reverse side, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors and FOR the approval of the amendment to the 2007 Incentive Plan (as amended), all as described in the Proxy Statement. The undersigned authorizes the Proxies to vote, in their discretion, upon any other matters as may properly come before the Annual Meeting.

If you plan to attend the meeting, please indicate in the space provided on the reverse side.

The Board of Directors recommends a vote FOR the election as directors of the persons named in proposal 1, FOR the ratification of the selection of PricewaterhouseCoopers as the Company’s independent auditors as set forth in proposal 2 and FOR the approval of the amendment to the 2007 Incentive Plan (as amended) as set forth in proposal 3.

To change your address, please mark this box and provide your new address below.	☐

Change of address:	ATLAS AIR WORLDWIDE HOLDINGS, INC. P.O. BOX 11162 NEW YORK, N.Y. 10203-0162

IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE
Please return this card in the self-addressed envelope provided.